Exhibit 1.1

Notice to U.S. Investors

The proposed transaction relates to the securities of CaixaBank, S.A. and Bankia, S.A., both companies incorporated in Spain. Information distributed in connection with the proposed transaction and the related shareholder vote is subject to Spanish disclosure requirements that are different from those of the United States. Financial statements and financial information included herein are prepared in accordance with Spanish accounting standards that may not be comparable to the financial statements or financial information of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws in respect of the proposed transaction, since the companies are located in Spain and some or all of their officers and directors are residents of Spain. You may not be able to sue the companies or their officers or directors in a Spanish court for violations of the U.S. securities laws. Finally, it may be difficult to compel the companies and their affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the companies may purchase shares otherwise than under the proposed transaction, such as in open market or privately negotiated purchases, at any time during the pendency of the proposed transaction.

The ordinary shares of CaixaBank, S.A. have not been and are not intended to be registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold in the United States of America except pursuant to an applicable exemption from the registration requirements of such Act.

INSIDE INFORMATION

Pursuant to article 226 of the consolidated text of the Securities Market Act, approved by Legislative Royal Decree 4/2015 of 23 October 2015, and further to the disclosures of inside information submitted on 3rd and 4th September 2020 (register numbers 439 and 440), Bankia hereby notifies that on 17th September 2020, the boards of directors of Bankia, S.A. and CaixaBank, S.A. drew up and signed the common draft terms of merger by absorption of Bankia, S.A. by CaixaBank, S.A. Said terms are attached as an Annex hereto and may be consulted at the corporate websites of Bankia, S.A. (www.bankia.com) and CaixaBank, S.A. (www.caixabank.com).

The proposed share exchange ratio, which has been determined on the basis of the real value of the net assets of both entities and after the pertinent reviews and valuations, is, with no supplementary cash compensation whatsoever, 0.6845 newly issued ordinary shares of CaixaBank, S.A., each with a par value of one euro, for each ordinary share of Bankia, S.A., with a par value of one euro.

RothschildCo España, S.A., financial advisor to Bankia, S.A. for the transaction, has on the same date issued its fairness opinion for the Board of Directors of Bankia, S.A., in which it concludes that, at said date and based on the items, limitations and assumptions contained in the opinion, the proposed share exchange ratio is fair from a financial point of view in the current market conditions and regulatory environment for the shareholders of Bankia, S.A.

Both entities will request the Commercial Registry of Valencia to appoint the same independent expert to prepare a single report on the common draft terms of merger in accordance with the applicable laws and regulations.

The common draft terms of merger attached as an Annex hereto also include the agreements reached by the parties in relation to the corporate governance of the merged company.

As a result of the merger:

•	It is expected that annual cost synergies of around €770 million and new annual revenue of around €290 million will be generated.

•	The solvency targets for the combined bank will be fixed at a CET1 ratio of between 11.0% and 11.5% without considering the IFRS9 transitional adjustments, with a buffer of between 250 and 300 basis points over the SREP regulatory requirement.

•	It is estimated that earnings per share for Bankia shareholders will increase by around 70% over the market estimates for 2022.

After compliance with the mandatory procedures, the planned merger will be submitted to the approval of the Extraordinary General Shareholders’ Meetings of Bankia, S.A. and CaixaBank, S.A., which are expected to be held in November 2020. The effectiveness of the operation shall be conditional on obtaining the corresponding regulatory authorizations. The merger is expected to be completed in the first quarter of 2021

After the merger, it is envisaged that BFA Tenedora de Acciones, S.A.’s shareholding in the resulting company will be around 16%, with Criteria Caixa, S.A.U.’s shareholding standing at around 30%.

Madrid, 18th September 2020

BANKIA, S.A.

Joint merger plan

Joint merger plan

between
CAIXABANK, S.A.
the absorbing company

and

BANKIA, S.A.
the absorbed company

17 September 2020

Joint merger plan

CONTENTS

1. Introduction	3
1.1 Rationale for the merger	3
1.2 Structure of the transaction	4
2. IDENTIFICATION OF THE MERGing entities	4
2.1 CaixaBank, S.A. (absorbing company)	4
2.2 Bankia, S.A. (absorbed company)	4
3. MERGER exchange	5
3.1 Exchange ratio	5
3.2 Method for effecting the exchange ratio	6
3.3 Share exchange procedure	6
3.4 Mechanism for facilitating the exchange	7
4. MERGER BALANCE SHEET/HALF-YEARLY FINANCIAL STATEMENT, ACCOUNTS AND VALUATION OF the ASSETS AND LIABILITIES OF BANKIA SUBJECT TO TRANSFER	7
4.1 Merger Balance Sheet/Half-Yearly Financial Statement	7
4.2 Accounts	8
4.3 Valuation of the assets and liabilities of Bankia subject to transfer	8
5. DATE FROM WHICH THE EXCHANGED SHARES GIVE RIGHT TO A SHARE OF THE EARNINGS OF CAIXABANK	8
6. effective DATE FOR ACCOUNTING PURPOSES	8
7. LABOUR CONTRIBUTIONS OR ANCILLARY OBLIGATIONS	9
8. SPECIAL RIGHTS AND SECURITIES OTHER THAN THOSE REPRESENTING CAPITAL	9
9. BENEFITS GRANTED TO DIRECTORS AND INDEPENDENT EXPERTS	9
10. TAX TREATMENT	10
11. AMENDMENTS TO THE ARTICLES OF ASSOCIATION and articles of association of the resulting company	10
12. CONSEQUENCES OF THE MERGER for employment, impact on THE GENDER BALANCE OF THE GOVERNING BODIES AND effect on CORPORATE SOCIAL RESPONSIBILITY	10
12.1 Possible consequences of the merger for employment	10
12.2 Impact on the gender balance of the governing bodies	11

12.3 Effect of the merger on corporate social responsibility	11

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13. APPOINTMENT OF INDEPENDENT EXPERT	11
14. COMPLIANCE WITH THE DISCLOSURE AND REPORTING OBLIGATIONS OF THE BOARDS OF DIRECTORS OF CAIXABANK AND BANKIA WITH REGARD TO THE Joint Merger Plan	11
15. interim period until the effective date of the merger	12
16. Other provisions regarding the absorbing company	12
16.1 Corporate governance	12
16.1.1 Partial renewal of the Board of Directors of CaixaBank	12
16.1.2 Status of the new Board members	13
16.1.3 Positions on the new Board of Directors	14
16.1.4 Implementation of the renewal of the Board of Directors	14
16.2 Assuming of the contracts and powers of attorney of the absorbed company	15
16.3 Compensation plans of staff whose professional activities significantly impact the risk profile of the entity	15
17. CONDITIONS PRECEDENT	15
APPENDIX - ARTICLES OF ASSOCIATION OF CaixaBank, S.A.	21

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1.	Introduction

For the purposes of articles 30, 31 and other relevant articles of Law 3/2009 of 3 April on structural changes to companies ("Law on Structural Changes to Companies"), the members of the Boards of Directors of CaixaBank, S.A. ("CaixaBank") and Bankia, S.A. ("Bankia") draft this joint merger plan ("Joint Merger Plan") with the information required by article 31 of the Law on Structural Changes to Companies. This Joint Merger Plan will be submitted for approval by the General Shareholders' Meetings of CaixaBank and Bankia in accordance with article 40 of the Law on Structural Changes to Companies.

The content of this Joint Merger Plan is as follows:

1.1	Rationale for the merger

In recent years, the banking sector is experimenting a process of restructuring and progressive concentration, caused by the need for banks to improve their efficiency and optimise operating costs in a climate of long-term reduction of interest margins as a result of negative interest rates and the economy’s deleveraging process.

Although the current global COVID-19 pandemic has reaffirmed the fundamental role of banks in supporting families and companies, which in many cases have seen their sources of income drastically cut, this crisis will cause interest rates to remain at very low levels, or even negative, for a period longer than expected. It will also cause a rise in defaulting and bad debt provisions, negatively impacting on the profitability of banks. This backdrop requires seeking larger scales in the banking sector.

In recent years, CaixaBank and Bankia have positioned themselves as the second and fourth biggest credit entities in Spain, respectively, in terms of assets, while completing their conversion from savings to stock-listed banks, updating and improving their corporate governance, and adapting to the new regulatory framework arising out of Basel III, implemented in the EU with the Capital Requirements and Bank Resolution Directives. However, the current pandemic, along with other structural challenges faced by Eurozone banks (digital transformation, low profitability in the climate of interest rates described, etc.), make the proposed CaixaBank and Bankia merger a strategic opportunity for both entities. Thus, as stated by the Single Supervisory Mechanism on numerous occasions, a merger such as the one projected will enable tackling the above-mentioned structural challenges from a stronger position. In particular, it will enable reaching a greater number of clients with an optimised cost structure and allow the two entities to jointly make digital transformation investments, which will allow making new investments in a more efficient manner.

The merger of the intervening companies is of great strategic value given (i) the strong brand recognition of both entities, (ii) their very sound liquidity structure, (iii) their consolidated solvency, and (iv) the opportunity represented by the fostering of concentration operations through the publication of proposed guidelines by the European Central Bank, which clears up certain major uncertainties on concentration operations regarding the capital requirements applicable to the resulting entity. Furthermore, the retail banking that forms the core activity of both entities, having a notable share of the retail mortgage sector and a significant volume of small and medium enterprise business, means an optimal cultural fit between the two entities.

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Following the merger, the resulting company will be a leader in the Spanish market in terms of volume of assets, loans and deposits, and its position as a provider of long-term saving products (including investment funds, pension funds and life insurance) will be notably bolstered. Furthermore, the office network of the two entities and their areas of operation complement each other well. Thus, the resulting company will have a more balanced geographical distribution.

As a result, the combined entity will be notably more efficient in its role of facilitating the flow of credit to families and companies and supporting the development of small and medium enterprises.

1.2	Structure of the transaction

The legal structure chosen for integrating the businesses of CaixaBank and Bankia is a merger in accordance with articles 22 and following of the Law on Structural Changes to Companies.

The proposed merger will occur by Bankia (the absorbed company) being merged into CaixaBank (the absorbing company) with the termination, via dissolution without liquidation, of Bankia, and the transfer, by universal succession, of Bankia's assets and liabilities as a whole to CaixaBank, which will acquire all the rights and obligations of Bankia. As a result of the merger, the shareholders of Bankia will receive shares in CaixaBank in exchange for their Bankia shares.

2.	IDENTIFICATION OF THE MERGing entities

2.1	CaixaBank, S.A. (absorbing company)

CaixaBank, S.A. is a Spanish credit entity with its registered office at calle Pintor Sorolla 2-4, Valencia and tax ID number A-08663619.

CaixaBank is registered with the Companies Register of Valencia in Volume 10370, Folio 1, Page V-178351 and in the Special Register of the Bank of Spain under number 2100.

The share capital of CaixaBank on the date of the signing of this Joint Merger Plan is €5,981,438,031 divided into 5,981,438,031 ordinary registered shares each of a nominal value of one euro, fully subscribed and paid up, belonging to the same class and series, represented by book entries and admitted to trading on the Barcelona, Bilbao, Madrid and Valencia stock exchanges via the Spanish Stock Exchange Interconnection System (Continuous Market). The book-entry records are made and held by Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A. Unipersonal (“Iberclear”).

2.2	Bankia, S.A. (absorbed company)

Bankia, S.A. is a Spanish credit entity with its registered office at calle Pintor Sorolla 8, Valencia and tax ID number A-14010342.

Bankia is registered with the Companies Register of Valencia in Volume 9341, Book 6623, Folio 104, Page V-17274 and in the Special Register of the Bank of Spain under number 2038.

The share capital of Bankia on the date of the signing of this Joint Merger Plan is €3,069,522,105 divided into 3,069,522,105 ordinary registered shares each of a nominal value of one euro, fully subscribed and paid up, belonging to the same class and series, represented by book entries and admitted to trading on

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the Barcelona, Bilbao, Madrid and Valencia stock exchanges via the Spanish Stock Exchange Interconnection System (Continuous Market). The book-entry records are made and held by Iberclear.

3.	MERGER exchange

3.1	Exchange ratio

The exchange ratio of the shares of the merging entities, determined based on the actual value of the assets and liabilities of CaixaBank and Bankia, will be of 0.6845 newly issued shares in CaixaBank, each of a nominal value of one euro, of the same characteristics and with the same rights as the existing shares in CaixaBank at the time of their issue, for every share (one) in Bankia, of a nominal value of one euro.

The complementary cash payment in accordance with article 25 of the Law on Structural Changes to Companies is not provided for (without prejudice to the implementation of a mechanism for facilitating the exchange in the terms of section 3.4).

CaixaBank's Audit and Control Committee, in its meeting held prior to the Board of Director's meeting that drafted this Joint Merger Plan, approved the financial conditions of the merger, its accounting impact and the exchange ratio, in accordance with article 14.1.b(xx) of the Consolidated Text of the Board of Directors’ Regulations of CaixaBank.

Morgan Stanley & Co. International, CaixaBank's financial advisor in the merger, issued on 17 September 2020 a fairness opinion to CaixaBank's Board of Directors concluding that, on that date and based on the elements, restrictions and assumptions in the opinion, the exchange ratio proposed was fair for CaixaBank and its shareholders from a financial point of view.

Bankia's Audit and Control Committee, in its meeting held prior to the meeting of the Board of Directors of Bankia that drafted this Joint Merger Plan, approved the financial conditions of the merger, its accounting impact and the exchange ratio, in accordance with article 14.10 of the Regulation of the Audit and Control Committee of Bankia.

RothschildCo España, S.A., Bankia's financial advisor in the merger, issued on 17 September 2020 a fairness opinion to Bankia's Board of Directors concluding that, on that date and based on the elements, restrictions and assumptions in the opinion, the exchange ratio proposed was fair for the shareholders of Bankia from a financial point of view and in light of the current market conditions and regulatory climate.

In accordance with article 33 of the Law on Structural Changes to Companies, the Board of Directors of CaixaBank and Bankia will each draft a report explaining and justifying in detail this Joint Merger Plan with regard to its legal and financial aspects, with particular reference to the share exchange ratio (including the methodologies used to determine it), the special valuation difficulties and the implications of the merger for the shareholders of the merging companies and their creditors and employees. The proposed exchange ratio will be subject to verification by an independent expert appointed by the Companies Register of Valencia in accordance with article 34 of the Law on Structural Changes to Companies (as described in section 13).

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3.2	Method for effecting the exchange ratio

CaixaBank will effect the exchange for Bankia shares, in accordance with the exchange ratio established in section 3.1, via newly issued ordinary shares.

To this end, CaixaBank will increase its share capital by the sum necessary to cater for the exchange of Bankia shares via the issue and putting into circulation of the number of new ordinary shares required, each of a nominal value of one euro, of the same class and series as those currently in circulation, represented as book entries. In accordance with article 304.2 of the Law on Corporate Enterprises, no pre-emptive rights will be provided for, and the subscription of the shares will be reserved for holders of Bankia shares.

In application of article 26 of the Law on Structural Changes to Companies, under no circumstances will any Bankia shares owned by CaixaBank or any shares that Bankia holds as treasury shares be exchanged. These shares are to be cancelled. On the date of this Joint Merger Plan, CaixaBank does not own any shares in Bankia, and Bankia has 31,963,300 own shares as direct treasury shares.

Taking into account the total number of Bankia shares in circulation on the date of this Joint Merger Plan that could be exchanged (i.e. 3,069,522,105 shares, each with a nominal value of one euro, less 31,963,300 own shares, which will be kept as treasury shares until the coming into effect of the merger and therefore will not be exchanged), the maximum number of CaixaBank shares to be issued to effect the merger exchange is 2,079,209,002 ordinary shares in CaixaBank, each of a nominal value of one euro. This represents a capital increase of a maximum nominal sum of 2,079,209,002 euros. The sum of the capital increase may be lower depending on the treasury shares held by Bankia or any shares in Bankia that CaixaBank, where applicable, holds when the merger becomes effective.

CaixaBank will request admission to trading for the new shares issued to effect the merger exchange on the Barcelona, Bilbao, Madrid and Valencia stock exchanges, for contracting via the Spanish Stock Exchange Interconnection System (Continuous Market), and will perform all required legal procedures.

3.3	Share exchange procedure

The exchange of Bankia shares for CaixaBank shares will take place once:

(A)	the merger has been agreed upon by the General Shareholders' Meetings of both companies;

(B)	the conditions precedent in section 17 of this Joint Merger Plan have been met;

(C)	the corresponding prospectus has been registered with the Spanish National Securities Market Commission ("CNMV") or, alternatively, the equivalent documentation referred to in article 1, sections 4.g) and 5.f), respectively, of Regulation (EU) 2017/1129 of 14 June 2017, on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, has been presented; and

(D)	the notarial instrument of merger has been registered with the Companies Register of Valencia.

The exchange will take place from the date specified in the notice of exchange to be published on the corporate webpages of the merged companies and, as other relevant information, on the website of the

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CNMV. For this purpose, a financial entity will be appointed to act as an exchange agent that will be specified in the above-mentioned notices.

The exchange of Bankia shares for CaixaBank shares will take place in Iberclear via the participating entities as the depositories of the shares, as per the procedures established for the book-entry system in accordance with Royal Decree 878/2015 of 2 October on the clearing, settlement and registration of marketable securities represented by book entries, the regulation of the central securities depository and central counterparty entities, the transparency requirements for the issue of securities admitted to trading on an official secondary market; and with the application of the terms of article 117 of the Law on Corporate Enterprises.

As a result of the merger, Bankia shares will be cancelled.

3.4	Mechanism for facilitating the exchange

Bankia’s shareholders who own a number of shares that, in accordance with the agreed upon exchange ratio, do not entitle receiving a whole number of CaixaBank shares, may acquire or transfer shares so that the resulting shares they hold entitle them, in accordance with the exchange ratio, to receive a whole number of CaixaBank shares.

Without prejudice to this, the merging companies have established a mechanism to facilitate Bankia’s shareholders receiving whole numbers of CaixaBank shares in virtue of the exchange.

This mechanism entails appointing a financial entity as an odd-lot dealer, that will act as the counterparty for the purchase of share excesses and shortfalls. Thus, any Bankia shareholder which, in accordance with the established exchange ratio and taking into account the number of Bankia held shares, is not entitled to receive a whole number of CaixaBank shares or is entitled to receive a whole number of CaixaBank shares but has an additional number of Bankia shares insufficient to have the right to receive an additional CaixaBank share, may transfer these surplus Bankia shares to the odd-lot dealer, which will pay the shareholders in cash for the value of these shares at the price specified in the notice of exchange.

Except in the case of express instructions in writing to the contrary, it is understood that Bankia’s shareholders may make use of this fraction purchase system without having to send instructions to the depository institution of their shares, which will inform them of the result of the operation once concluded.

4.	MERGER BALANCE SHEET/HALF-YEARLY FINANCIAL STATEMENT, ACCOUNTS AND VALUATION OF the ASSETS AND LIABILITIES OF BANKIA SUBJECT TO TRANSFER

4.1	Merger Balance Sheet/Half-Yearly Financial Statement

In the case of CaixaBank, for the purposes of article 36.1 of the Law on Structural Changes to Companies, the half-yearly financial statement as of 30 June 2020 will be considered the merger balance sheet. In the case of Bankia, the merger balance sheet will be replaced by the half-yearly financial statement as of 30 June 2020 required by the legislation governing the stock market and made public by Bankia in accordance with article 36.3 of the Law on Structural Changes to Companies.

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4.2	Accounts

For the purposes of article 31.10 of the Law on Structural Changes to Companies, it is hereby stated that the annual accounts of the merging companies for the financial year ending on 31 December 2019 have been taken into account.

These annual accounts, the merger balance sheet of CaixaBank and the half-yearly financial statement as of 30 June 2020 of Bankia referred to in section 4.1 will be available on the webpages of CaixaBank and Bankia (www.caixabank.com and www.bankia.com respectively) for browsing, downloading and printing prior to the publication of the call for the General Shareholders' Meetings that are to resolve on the merger.

4.3	Valuation of the assets and liabilities of Bankia subject to transfer

As a result of the merger of Bankia into CaixaBank, Bankia will be dissolved without liquidation, and all of its assets and liabilities will be transferred as a whole to CaixaBank.

For the purposes of article 31.9 of the Law on Structural Changes to Companies, it is hereby stated that the magnitudes of the assets and liabilities of Bankia are those resulting from the half-yearly financial statement as of 30 June 2020, without prejudice to these assets and liabilities transferred by Bankia to CaixaBank being entered into the accounting of CaixaBank at their fair value from the effective date of the merger for accounting purposes in accordance with section 6 of this Joint Merger Plan.

5.	DATE FROM WHICH THE EXCHANGED SHARES GIVE RIGHT TO A SHARE OF THE EARNINGS OF CAIXABANK

For the purposes of article 31.6 of the Law on Structural Changes to Companies, the new shares issued by CaixaBank to effect the merger exchange will be ordinary shares of the same class and series as the shares currently in circulation, entitling the holders to the same rights from the date the notarial instrument of merger is registered with the Companies Register of Valencia.

These new shares will entitle holders, from the date the notarial instrument of merger is registered with the Companies Register of Valencia, to a share of the earnings under the same conditions as the other holders of CaixaBank’s shares in circulation on this date.

6.	effective DATE FOR ACCOUNTING PURPOSES

The date from which the operations of the absorbed company are considered to be performed for accounting purposes by the absorbing company is the date resulting from the application of rule 44 of Circular 4/2017 of 27 November of the Bank of Spain, on credit entities, on the rules on public and reserved financial information and financial statement templates, the Recognition and Measurement Rule 19 of the Spanish National Chart of Accounts approved by Royal Decree 1514/2007 of 16 November, and the International Financial Reporting Standard 3.

In accordance with these regulations in force on the date of this Joint Merger Plan, the effective date of the merger for accounting purposes will be the date on which, once the merger has been agreed upon by the General Shareholders' Meetings of CaixaBank and Bankia, the last of the conditions precedent to

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which the effectiveness of the merger is subject to in accordance with section 17 is met, as this is the date on which the absorbing company is considered to have acquired control of the absorbed company in accordance with the terms referred to in the above-mentioned regulations.

7.	LABOUR CONTRIBUTIONS OR ANCILLARY OBLIGATIONS

For the purposes of article 31.3 of the Law on Structural Changes to Companies, neither in CaixaBank nor in Bankia have the shareholders made any labour contributions, nor are there any ancillary obligations. Thus, no compensation needs to be paid for this item.

8.	SPECIAL RIGHTS AND SECURITIES OTHER THAN THOSE REPRESENTING CAPITAL

For the purposes of article 31.4 of the Law on Structural Changes to Companies, neither in CaixaBank nor in Bankia are there any ancillary obligations, privileged special shares or persons that have assigned special rights other than those arising from standard share ownership. Thus, no special right needs to be granted, nor does any type of option need to be offered.

The CaixaBank shares provided to Bankia’s shareholders as a result of the merger do not give the holders of these shares any special right.

With respect to the outstanding issues of Perpetual Non-Cumulative Contingent Convertible Additional Tier 1 Preferred Securities of Bankia (issued on 19 September 2018 for the sum of €500,000,000 under ISIN code XS1880365975 and on 18 July 2017 for the sum of €750,000,000 under ISIN code XS1645651909), following the merger, CaixaBank will assume the position of Bankia and succeed it as the issuing entity of these securities in accordance with their terms and conditions. Thus, once the notarial instrument of merger has been registered with the Companies Register of Valencia, all terms applicable to Bankia in the above-mentioned issues will apply to CaixaBank. As a result, following the merger, the above-mentioned securities will become convertible into ordinary shares of CaixaBank (instead of Bankia), without prejudice to any adjustments that must be made to the floor prices in accordance with the terms of issue and the applicable regulations.

With regard to the rights of the beneficiaries (employees, managers and directors) of the Bankia share remuneration agreements, when the merger becomes effective, CaixaBank will take the place of Bankia as the entity bound by these remuneration agreements. Rights on Bankia’s shares will be automatically converted into rights on CaixaBank’s shares in accordance with the terms resulting from the exchange ratio established in this Joint Merger Plan. All mentions of Bankia in the aforementioned remuneration agreements will be applicable to CaixaBank from the date the notarial instrument of merger is registered with the Companies Register of Valencia.

9.	BENEFITS GRANTED TO DIRECTORS AND INDEPENDENT EXPERTS

No benefit will be granted to the directors of either merging entity. Nor will any benefit be granted to any independent expert intervening in the merger.

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10.	TAX TREATMENT

In accordance with article 89.1 of Law 27/2014 of 27 November on corporate tax, the proposed merger is subject to the tax treatment established in chapter VII of title VII and additional provision 2 of the aforementioned law and article 45, paragraph I.B.10, of Royal Legislative Decree 1/1993 of 24 September approving the consolidated text of the transfer tax and stamp duty. This tax treatment allows for companies to restructure while applying the concept of tax neutrality, provided that these operations occur owing to valid economic reasons, such as those set out in this Joint Merger Plan.

Within three months of registration of the notarial instrument of merger, the transaction will be communicated to the Spanish Tax Agency in accordance with articles 48 and 49 of the Corporate Tax Regulation approved by Royal Decree 634/2015 of 10 July.

11.	AMENDMENTS TO THE ARTICLES OF ASSOCIATION and articles of association of the resulting company

The merger will not require amending the Articles of Association of the absorbing company except with regard to the sum of the share capital as a result of the capital increase required to effect the merger exchange.

CaixaBank's current Articles of Association are published on its corporate website (www.caixabank.com), a copy of which is attached as the Appendix to this Joint Merger Plan for the purposes of article 31.8 of the Law on Structural Changes to Companies.

12.	CONSEQUENCES OF THE MERGER for employment, impact on THE GENDER BALANCE OF THE GOVERNING BODIES AND effect on CORPORATE SOCIAL RESPONSIBILITY

12.1	Possible consequences of the merger for employment

In accordance with article 44 of the consolidated text of the Law on the Workers' Statute, approved by Royal Legislative Decree 2/2015 of 23 October governing business transfers, CaixaBank will assume the labour rights and obligations of Bankia’s employees.

The merging entities will comply with their reporting obligations and, if required, their consultation obligations with the workers’ legal representatives of each entity, in accordance with labour regulations. In addition, the proposed merger will be notified to the appropriate relevant public entities, in particular to the Social Security General Treasury.

Following the merger, the combined entity will analyse the overlaps, duplications and economies of scale arising from the merger, with no decision having been made at this time regarding measures of a labour nature that will have to be adopted to integrate the workforces as a result of the merger. In any case, the integration of the workforces will take place observing the legal procedures applicable in each case and especially with regard to the reporting obligations and consultation obligations with the workers’ representatives, having meetings and negotiating with them as is required to integrate the two workforces with the most agreement possible between the parties.

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12.2	Impact on the gender balance of the governing bodies

It is expected that the merger will cause changes to the makeup of the governing body of the absorbing company that will affect the gender balance of its structure.

In all cases, the structure proposed will comply with recommendation 14 of the Code of Good Governance, with the percentage of female directors being over 30%.

12.3	Effect of the merger on corporate social responsibility

It is not expected that CaixaBank's current corporate social responsibility policy will change as a result of the merger proposed in this Joint Merger Plan.

13.	APPOINTMENT OF INDEPENDENT EXPERT

In accordance with the second paragraph of article 34.1 of the Law on Structural Changes to Companies, the Boards of Directors of CaixaBank and Bankia will request that the Companies Register of Valencia appoints an independent expert to draft a sole report on this Joint Merger Plan and on the assets and liabilities transferred from Bankia to CaixaBank as a result of the merger, with the scope set out in article 34.3 of the aforementioned law.

14.	COMPLIANCE WITH THE DISCLOSURE AND REPORTING OBLIGATIONS OF THE BOARDS OF DIRECTORS OF CAIXABANK AND BANKIA WITH REGARD TO THE Joint Merger Plan

In observance of article 32 of the Law on Structural Changes to Companies, this Joint Merger Plan will be published on the webpages of CaixaBank and Bankia. The fact that the Joint Merger Plan has been published on the webpages will be published in the Official Gazette of the Companies Register, explicitly stating the webpages of CaixaBank (www.caixabank.com) and Bankia (www.bankia.com) and the date of publication.

The publication on the webpages of CaixaBank and Bankia and the publication of this fact in the Official Gazette of the Companies Register will occur at least one month before the date set for the General Shareholders' Meetings to resolve on the merger. The Joint Merger Plan will remain on the webpages for at least the term required by article 32 of the Law on Structural Changes to Companies.

In accordance with article 33 of the Law on Structural Changes to Companies and as mentioned above, the Boards of Directors of CaixaBank and Bankia will each draft a report, in the timeframe required, explaining and justifying in detail the Joint Merger Plan with regard to its legal and financial aspects, with particular reference to the share exchange ratio, the special valuation difficulties that may exist and the implications of the merger for the shareholders of the merging companies and their creditors and employees.

These reports and the other documents mentioned in article 39 of the Law on Structural Changes to Companies will be published, and will be downloadable and printable, on the webpages of CaixaBank and Bankia prior to the publication of the call for the General Shareholders' Meetings that are to resolve on the merger.

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Lastly, the Joint Merger Plan will be submitted for approval by the General Shareholders' Meetings of CaixaBank and Bankia within six months following the date of this Joint Merger Plan in accordance with article 30.3 of the Law on Structural Changes to Companies. The General Shareholders' Meetings to resolve on the merger are planned to take place in the last quarter of 2020.

15.	interim period until the effective date of the merger

CaixaBank and Bankia assume a special undertaking of good faith that obliges them to make their best endeavours to achieve the objectives established in this Joint Merger Plan, undertaking not to perform any act or enter into any contract, agreement or transaction that could compromise the achievement of these objectives.

In particular, from the date of this Joint Merger Plan until the date of the registration of the notarial instrument of merger with the Companies Register of Valencia ("Interim Period"), CaixaBank and Bankia undertake that their respective governing bodies, management teams and managers, and of the companies in their respective groups, will comply with article 30.2 of the Law on Structural Changes to Companies and, in particular:

(A)	carry out their activity in the ordinary course of business in accordance with their usual practices, observing sound and prudent management procedures in these practices with the diligence of an orderly businessman, in compliance of the applicable regulations and in a manner largely coherent and consistent with their usual practices, without making any major changes to their strategy and management; and

(B)	not perform any act or enter into any contract that could compromise the approval or coming into force of the merger or substantially amend its bases, terms and conditions by significantly altering the balance sheets of the entities, and thus affect the exchange ratio of the shares described in section 3.1.

In particular, CaixaBank and Bankia undertake during the Interim Period not to declare the payment of any final or interim dividend, charged to reserves or results, in cash or in kind, or to make any other distribution on their share capital or reserves or the reimbursement of any part of their share capital.

For the sake of clarity, actions undertaken owing to legal requirements or required by competent supervisory bodies or regulators will not constitute the non-performance of the undertakings assumed under this section 15 of the Joint Merger Plan.

16.	Other provisions regarding the absorbing company

16.1	Corporate governance

16.1.1	Partial renewal of the Board of Directors of CaixaBank

Owing to the merger, the renewal of the Board of Directors will be proposed to the General Shareholders' Meeting of CaixaBank so that the Board is made up of the following 15 persons:

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-	Mr Tomás Muniesa Arantegui, currently appointed proprietary director of CaixaBank at the proposal of the shareholder Criteria Caixa, S.A.U., based on its interest in the share capital of CaixaBank; holding the position of Vice-chair of the Board of Directors.

-	Mr José Serna Masiá, currently appointed proprietary director of CaixaBank at the proposal of the shareholder Criteria Caixa, S.A.U., based on its interest in the share capital of CaixaBank.

-	Mr Gonzalo Gortázar Rotaeche, currently executive director of CaixaBank; holds the position of Chief Executive Officer.

-	Ms María Verónica Fisas Vergés, currently independent member of the Board of CaixaBank.

-	Ms Cristina Garmendia Mendizábal, currently independent member of the Board of CaixaBank.

-	Ms María Amparo Moraleda Martínez, currently independent member of the Board of CaixaBank.

-	Mr Eduardo Javier Sanchiz Irazu, currently independent member of the Board of CaixaBank.

-	Mr John Shepard Reed, currently independent member of the Board of CaixaBank.

-	Ms Koro Usarraga Unsain, currently independent member of the Board of CaixaBank.

-	Mr José Ignacio Goirigolzarri Tellaeche, currently executive director of Bankia, entity in which he holds the position of Chair of the Board of Directors.

-	Mr Joaquín Ayuso García, currently independent member of the Board of Bankia.

-	Mr Francisco Javier Campo García, currently independent member of the Board of Bankia.

-	Ms Eva Castillo Sanz, currently independent member of the Board of Bankia.

-	A Board member proposed by BFA Tenedora de Acciones, S.A., based on the interest it will have in CaixaBank once the merger comes into force.

-	Mr Fernando Maria Costa Duarte Ulrich.

For these purposes, the members of the Board of Directors of CaixaBank Mr Jordi Gual Solé, Ms Maria Teresa Bassons Boncompte, Mr Alejandro García-Bragado Dalmau, Mr Ignacio Garralda Ruiz de Velasco, and Fundación CajaCanarias, represented by D.ª Natalia Aznárez Gómez, will be removed, –with the position of the latter still in force on the date of this Joint Merger Plan because the suitability of the member appointed to substitute her has not been approved–, and all of which have offered their resignations owing to the merger.

16.1.2	Status of the new Board members

It is hereby stated, with regard to the status of the new members which, if applicable, will come onto the Board of Directors of CaixaBank, that it is foreseen that:

(A)	Mr Goirigolzarri will have the status of executive director, in accordance with the provisions cited in sections 16.1.3 et seq.;

(B)	Ms Castillo and Messrs Ayuso and Campo, will have the status of independent directors;

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(C)	Mr Ulrich will have the status of "other external director"; and

(D)	a proprietary Board member proposed by BFA Tenedora de Acciones, S.A. will come onto the Board based on the interest this entity will have in CaixaBank once the merger comes into force.

16.1.3	Positions on the new Board of Directors

The new Board of Directors of CaixaBank, once constituted, will appoint, in its first meeting, Mr Goirigolzarri as Chair, subject to a report from the Appointments Committee in accordance with articles 35 and 40 of CaixaBank's Articles of Association.

The Chair, who will have the status of an executive director, will be responsible for the areas of Board Secretariat, external communication, institutional relations and internal audit (without prejudice to the Audit and Control Committee being responsible for this area). The Chair will carry out the other duties assigned to him in the Articles of Association and the current regulations, and will coordinate with the Board of Directors the operation of the Committees for a better performance of the supervisory function.

The current Chief Executive Officer will be the first executive of CaixaBank, reporting directly to the Board of Directors, being responsible for all areas not specified in the previous paragraph, and also chairing the management committee.

16.1.4	Implementation of the renewal of the Board of Directors

The governance structure and system set out in the above sections have been the subject of a favourable preliminary assessment by the governing bodies of CaixaBank and Bankia, which have considered them appropriate in light of the rationale for the merger set out in section 1 of this Joint Merger Plan. This preliminary assessment must be confirmed, if appropriate, by CaixaBank's Appointments Committee in accordance with the provisions of article 40.5 of its Articles of Association for the purposes of, if deemed appropriate, proposing to the Board of Directors the appointment of the new independent directors and reporting on the proposed appointments of the other Board members, all in accordance with articles 529-decies and 529-duodecies.4 h) of the Law on Corporate Enterprises.

For the purposes of the foregoing, the merging entities want the suitability of the new Board members to be approved prior to the registration of the merger so that these new members can take up their positions in the first meeting of the Board of Directors held following the merger coming to force. Thus, the Board of Directors of CaixaBank undertakes to begin the required procedure so that the proposed appointment of the new Board members is completed prior to the calling of the General Shareholders' Meeting of CaixaBank that is to vote on the approval of this Joint Merger Plan and, as the case may be, the proposed appointments.

If any person to be appointed as a member of the Board of Directors does not obtain the suitability approval mentioned above, does not accept their appointment or for any other reason their appointment cannot be made effective, the corresponding vacancy will be covered by a candidate of the same origin, either via co-optation by the Board of Directors following the Shareholders' Meeting or via appointment in a subsequent Shareholders' Meeting.

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16.2	Assuming of the contracts and powers of attorney of the absorbed company

To continue all operations and activities of the absorbed company without interruption, the merger will leave ratified and confirmed, in application of the principle of universal succession, the agreements, covenants and contracts entered into by Bankia and the powers of attorney granted by Bankia (that when the merger comes into force are duly registered with the Companies Register and have not been revoked, in accordance with the list attached to the notarial instrument of merger), via which Bankia carries out the acts making up its financial activity and operations, and the powers of attorney for litigation granted by Bankia in accordance with the list also attached to the notarial instrument of merger, all of which will remain in force with the same scope at that time, all being assumed as its own by CaixaBank. In virtue of the foregoing, all persons granted these powers of attorney for business operations or litigation to act on behalf of Bankia may continue, following the coming into force of the merger, to exercise the same powers on behalf of CaixaBank as if these powers had been directly granted by CaixaBank with the same extent and scope with which they were granted, as powers of attorney granted by CaixaBank where they have not been revoked or replaced.

Any other power of attorney granted to agents of Bankia not included in the lists attached to the notarial instrument of merger are excluded from this ratification and confirmation.

Once the legal integration via the execution and registration of the notarial instrument of merger has occurred, the powers of attorney will be replaced progressively and as required in accordance with the authorisations and the powers of attorney policy of the resulting entity.

16.3	Compensation plans of staff whose professional activities significantly impact the risk profile of the entity

Following the merger, the compensation plans applicable in the resulting company to the executive directors, senior managers and other categories of staff whose professional activities significantly impact the risk profile of the entity will be subject to the regulation of credit entities in accordance with Law 10/2014 of 26 June on the regulation, supervision and solvency of credit entities, its implementing regulations and other applicable regulation.

17.	CONDITIONS PRECEDENT

The effectiveness of the merger is subject to the following conditions precedent:

(A)	The Minister for Economic Affairs and Digital Transformation must give authorisation in accordance with additional provision 12 of Law 10/2014 of 26 June on the regulation, supervision and solvency of credit entities.

(B)	The National Commission on Markets and Competition must authorise the resulting financial concentration of the merger in accordance with Law 15/2007 of 3 July on the defence of competition and related regulations.

(C)	No objection must have been made by the General Directorate of Insurances and Pension Funds, the CNMV or the Bank of Spain to the acquiring by CaixaBank, as a result of the merger, of significant holdings in companies subject to the supervision of these entities. This absence of an

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objection either being expressly notified or owing to the elapsing of the maximum term for objections in the applicable regulations without any objection having been made.

(D)	No objection must have been made by the European Central Bank to the acquisition of significant holdings in CaixaBank, as a result of the merger, either expressly declared or because of the expiration of the maximum period established in the applicable regulations without the objection having been expressed.

(E)	The authorization or, as the case may be, non-objection by the corresponding supervisory authorities (including, in particular, the European Central Bank, the Bank of Spain, the General Directorate of Insurances and Pension Funds and the CNMV) to the acquisition by those who will be shareholders of CaixaBank after the merger of significant indirect holdings in companies in which CaixaBank has an interest and which are subject to the supervision of said entities.

The Board of Directors of CaixaBank and Bankia and any person delegated by them may perform all the acts and adopt all the resolutions required for requesting, processing and obtaining the above-mentioned authorisations and any other authorisations, statements or releases required or advisable for the success of the merger, including, in particular but not limited to, offering, proposing or accepting remedies, undertakings, guarantees or conditions from/to the competent authorities (in particular but not limited to competition authorities and the governing or supervisory bodies for the banking, insurance and stock-market sectors) or refraining from making them or rejecting them when they consider it in the shareholders' interest, ultimately being able to declare the above-mentioned conditions precedent met or not met or abandon trying to meet them (to the extent legally possible and advisable).

* * *

In accordance with article 30 of the Law on Structural Changes to Companies, the directors of CaixaBank and Bankia whose names are listed below sign and endorse two identical, in form and content, counterparts of this Joint Merger Plan, which has been approved by the Board of Directors of CaixaBank and Bankia in the respective meetings held on 17 September 2020.

* * *

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CAIXABANK, S.A. BOARD OF DIRECTORS

_________________________________ Mr Jordi Gual Solé Chair	_________________________________ Mr Gonzalo Gortázar Rotaeche Chief Executive Officer
_________________________________ Mr Tomás Muniesa Arantegui Vice-chair	_________________________________ Mr John S. Reed Director
_________________________________ Fundación CajaCanarias, represented by Ms Natalia Aznárez Gómez Director	_________________________________ Ms Maria Teresa Bassons Boncompte Director
_________________________________ Ms María Verónica Fisas Vergés Director	_________________________________ Mr Alejandro García-Bragado Dalmau Director
_________________________________ Ms Cristina Garmendia Mendizábal Director	_________________________________ Mr Ignacio Garralda Ruiz de Velasco Director

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_________________________________ Ms María Amparo Moraleda Martínez Director	_________________________________ Mr Eduardo Javier Sanchiz Irazu Director
_________________________________ Mr José Serna Masiá Director	_________________________________ Ms Koro Usarraga Unsain Director

Óscar Calderón de Oya, as General Secretary and Secretary of the Board of Directors of CaixaBank, states that the meeting of 17 September 2020 of the Board of Directors of CaixaBank was held online with simultaneous attendance from different locations. For this reason, the Joint Merger Plan is signed by the Chair and the Chief Executive Officer, with the signatures of the other members of the Board of Directors being replaced by a certificate issued by the Secretary.

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BANKIA, S.A. BOARD OF DIRECTORS

_________________________________ Mr José Ignacio Goirigolzarri Tellaeche Chair	_________________________________ Mr José Sevilla Álvarez Chief Executive Officer
_________________________________ Mr Antonio Ortega Parra Director	_________________________________ Mr Carlos Egea Krauel Director
_________________________________ Mr Joaquín Ayuso García Director	_________________________________ Mr Francisco Javier Campo García Director
_________________________________ Ms Eva Castillo Sanz Director	_________________________________ Mr Jorge Cosmen Menéndez-Castañedo Director
_________________________________ Mr José Luis Feito Higueruela Director	_________________________________ Mr Fernando Fernández Méndez de Andés Director

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_________________________________ Ms Laura González Molero Director	_________________________________ Mr Antonio Greño Hidalgo Director
_________________________________ Ms Nuria Oliver Ramírez Director

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APPENDIX - ARTICLES OF ASSOCIATION OF CaixaBank, S.A.

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TEXT OF THE BY-LAWS OF CAIXABANK, S.A. CURRENTLY IN FORCE

TITLE I.- NAME, OBJECT, TERM AND REGISTERED OFFICE

Article 1.- Company Name

The company is called "CaixaBank, S.A." (hereinafter the "Company") and is governed by these By-laws, the provisions governing the legal system for joint stock companies and any other legal rules applicable to it.

Article 2.- Corporate Object

1.	The following activities are the corporate object of the Company:

(i)	all manner of activities, operations, acts, contracts and services related to the banking sector in general or directly or indirectly related thereto, permitted by current legislation, including the provision of investment services and ancillary services and performance of the activities of an insurance agency, either exclusively or in association, without simultaneous exercise of both activities;

(ii)	receiving public funds in the form of irregular deposits or in other similar formats, for the purposes of application on its own account to active credit and microcredit operations, i.e. the granting of loans without collateral in a bid to finance small business initiatives by individuals and legal entities which, in view of their social and economic circumstances, have difficulty in gaining access to traditional finance from banks, and to other investments, with or without pledged collateral, mortgage collateral or other forms of collateral, pursuant to business laws and customs, providing customers with services including dispatch, transfer, custody, mediation and others in relation to these, in connection with business commissions; and

(iii)	acquisition, holding, enjoyment and disposal of all manner of securities and drawing up takeover bids and sales of securities, and of all manner of ownership interests in any entity or company.

2.	The activities which make up the corporate object may be carried out, in both Spain and abroad, totally or partially in an indirect fashion, in any format permitted by law, especially through the holding of shares or ownership interests in companies or other entities the object of which is identical or similar, ancillary or complementary to such activities.

Article 3.- Term

The Company will have an indefinite term. The Company commenced its operations on its incorporation date.

Article 4.- Registered Offices and Corporate Website

1.	The Company's registered offices are at Pintor Sorolla 2-4, Valencia.

2.	The registered offices may be transferred to another location within the national territory by agreement of the Board of Directors.

3.	The Company's Board of Directors may decide to create, close or move offices, branches, agencies, regional offices and other departments, both within Spain and in another European Union Member State, or a third state, if it complies with the applicable requirements and guarantees, and may decide to provide the services that fall within its corporate purpose without the need for a permanent establishment.

4.	The corporate website of the Company is www.caixabank.com, used for distributing legally required information.

5.	The Board of Directors may resolve to amend or transfer the Company's website.

TITLE II.- SHARE CAPITAL AND SHARES

Article 5.- Share Capital

The share capital is set at the amount of FIVE BILLION NINE HUNDRED AND EIGHTY-ONE MILLION, FOUR HUNDRED AND THIRTY-EIGHT THOUSAND AND THIRTY-ONE EUROS (€5,981,438,031), which has been fully subscribed and paid up.

Article 6.- The Shares

1.	The share capital is made up of FIVE BILLION NINE HUNDRED AND EIGHTY-ONE MILLION, FOUR HUNDRED AND THIRTY-EIGHT THOUSAND AND THIRTY-ONE (5,981,438,031) shares with a par value of ONE EURO (€ 1) each. They are represented by book entries and are of a single class and series. The shares representing the share capital are considered as securities and are governed by the provisions of the Securities Market Act and any other provisions applicable.

2.	The shares, their transfer and the creation of real rights or any other encumbrances on them must be registered in the relevant book entry, pursuant to the Securities Market Act and concordant provisions.

3.	However, on the basis of the principle of ownership of bank shares, the Company will keep its own register of shareholders with the effects and efficiency attributed to it by the prevailing regulations in each case. For this purpose, if the actual position of shareholders is that of persons or entities who, in accordance with their own legislation, fulfill this position as trusts, trustees or any other equivalent, the Company may require that these persons or legal entities notify it as to the actual holders of these shares, including the addresses and means of contact they have, as well as providing the documents of transfer and encumbrance to which they refer.

Article 7.- The Position of Shareholder

Shares grant their lawful owners the position of shareholders, which grants them the individual, legal and statutory rights stipulated in law - in particular, the right to share in company profits and the assets remaining when the Company is liquidated; the right of pre-emptive subscription to issues of new shares or convertible bonds; the right to attend and vote at General Shareholders’ Meetings; the right to challenge corporate resolutions; and information. The scope of all shareholder rights is determined by law and in these by-laws.

Article 8.- Co-Ownership and In Rem Rights Over Shares

1.	Co-owners of shares must designate a single person to exercise shareholder rights.

2.	The scheme of co-ownership, use, pledges and embargo of Company shares shall be as determined by law and other applicable legislation.

Article 9.- Transfer of Shares

1.	The shares and economic rights that arise from them, including pre-emptive subscription rights, are freely transferable by all means permitted in law. In any case, the transfer of Company shares will be carried out in accordance with the conditions laid down in the applicable legislation in force.

2.	The Company’s shares will be transferred through a book transfer. The registration of the transfer in the entry in favour of the acquirer will have the same effects as the transfer of stock certificates.

3.	The Company will not recognize the exercise of rights emanating from those who acquire their shares in a manner that infringes binding rules.

Article 10.- Capital Calls and Default by Shareholders

1.	When shares are only partially paid, the shareholder must provide payment for the pending amount, whether in cash or non-cash, at a time decided by the Board of Directors, within a maximum of five years beginning from the date of the capital increase resolution. The form of said payment and other aspects of payment shall be in accordance with the terms of the capital increase resolution.

2.	The demand to pay unpaid contributions will be notified to the parties concerned or be announced in the Official Companies Registry Gazette. Investors must be given a deadline of at least one month from the date of notification or publication and the date of payment.

3.	Shareholders are in default when the deadline stipulated for payment of unpaid capital elapses and they have not settled such payment.

4.	Shareholders in default on the payment of unpaid contributions will not be able to exercise their right to vote. The amount of their shares shall be deducted from the share capital for the purpose of computing a quorum.

TITLE III.- INCREASE AND REDUCTION IN CAPITAL

Article 11.- Capital Increase

When the share capital is increased by the issue of new shares, within the term set for that purpose, which may be no shorter than the minimum laid down in law, former shareholders may exercise the right to subscribe to a number of shares in the new issue in proportion to the nominal value of the shares they own, notwithstanding the provisions set forth in law concerning exclusion of pre-emptive subscription rights.

Article 12.- Authorized Capital

1.	The General Meeting may delegate to the Board of Directors the power to pass resolutions, on one or more occasions, to increase the share capital, up to a particular figure, at the time and in the amount it decides, within the limits set by law. This delegation may include the right to exclude pre-emptive subscription rights.

2.	The General Meeting may also delegate to the Board of Directors the power to set the date on which the resolution to increase the capital that has already been passed will be carried out, and to set its conditions with regard to all aspects not stipulated by the General Meeting, within the limits set forth in law.

Article 13.- Capital Reduction

A capital reduction may be performed by lowering the nominal value of the shares, by cancellation of shares or by combining them for exchange, and, in said cases, its purpose may be to return the value of contributions, release shareholders from their obligation to provide pending contributions, constitute or increase voluntary reserves or restore a balance between the share capital and equity of the company, in addition to any other purpose permitted by law.

TITLE IV.- BONDS

Article 14.- Issue of Debentures and Other Securities

1.	The Company may issue debentures, promissory notes, warrants, preference shares and other securities in the terms and within the limits established in law.

2.	Without prejudice to Article 15 below, the Board of Directors has the power to agree on the issue and admission to trading of the securities referred to in the preceding paragraph, and to agree on the guarantee the issue of securities.

Article 15.- Convertible Bonds and bonds attributing a share in the company’s profit

1.	The General Shareholders' Meeting shall have the power to agree on the issue of bonds convertible into shares or bonds attributing a share in the company profit to the bondholders, this power being delegable to the Board of Directors. It may also authorise the Board of Directors to determine the time at which the issue is to be made, and to establish any other terms not provided for by the General Meeting.

2.	The convertible bonds may be issued at a fixed exchange ratio (determined or determinable) or at a variable exchange ratio.

3.	Shareholders’ preferential subscription rights involving the issuance of convertible bonds may be withheld under the terms provided by law.

TITLE V.- THE COMPANY'S GOVERNING BODIES

Article 16.- The Company's Bodies

The Company's bodies are the General Shareholders' Meeting and the Board of Directors, which have the powers respectively assigned to them in Law and in these By-laws, and in accordance with them, in those developments established in the Regulations of one or another body. These powers may be delegated in the manner and as broadly as determined by the Law, by these By-laws and by the mentioned Regulations.

SECTION I.- THE GENERAL MEETING

Article 17.- General Meeting

1.	The General Meeting is governed by applicable legislation, the By-laws and the General Meeting's Regulations.

2.	The shareholders called to a General Meeting may decide by simple majority of the votes of shareholders present or represented in the Meeting, except in cases where the law or these By-laws stipulate qualified majorities, on matters of their concern that legally fall within the General Meeting's competence.

3.	All shareholders, including those who vote against resolutions and those who did not take part in the meeting, will be subject to the resolutions by the General Meeting, notwithstanding the rights and actions to which they are entitled by law.

Article 18.- Types of General Meetings

1.	General Shareholders' Meetings may be either Ordinary or Extraordinary.

2.	The General Ordinary Meeting must be held within the legally established period for each financial year to approve, where appropriate, business management, the previous year's accounts, and to decide matters relating to the distribution of earnings, also to adopt resolutions on any other matter of their competence, as long as it is included in the agenda of the call notice or it is legally required and the General Meeting is convened with the concurrence of the required capital. The General Ordinary Meeting will be valid although it is convened or is held outside of the mentioned period.

3.	Any General Meeting not encompassed by the preceding section shall be deemed an Extraordinary General Meeting.

Article 19.- Call for General Meeting

1.	The General Shareholders' Meetings, whether Ordinary or Extraordinary, will be convened by the Board of Directors by means of a notice published in the Companies' Registry Gazette or in one of the newspapers of broad circulation in Spain, on the Company's corporate website, and on the website of the National Securities Market Commission, at least one month prior to the date of the meeting. Nevertheless, in those cases in which the law so permits, Extraordinary General Meetings may be called a minimum of fifteen (15) days in advance. The call supplement is not subject to this rule.

2.	The convening notice will state the name of the Company, the date, time and location of the meeting, and will list all the items on the agenda and the position of the person or persons sending the notice. The date, if any, on which the Meeting will be held on second call may also be stated. At least 24 hours must elapse between scheduled first and second meetings.

3.	The notice of call will also state the date by which a shareholder must have registered its shares in its name in order to participate and vote at the General Meeting, the place and manner for obtaining the full text of the documents and proposed resolutions, and the URL of the Company's website on which the information will be available. In addition, the notice must contain clear and accurate information on the steps the shareholders must take to participate and cast their votes at the General Meeting, including the matters required by law and implementing regulations.

4.	Shareholders who represent at least 3% of share capital may request publication of supplementary information to the call to an Ordinary General Shareholders' Meeting, to include one or more items on the agenda, provided that the new points are accompanied by a justification or, if applicable, a justified proposed resolution. That right may in no case be exercised in respect of the call of an Extraordinary General Meeting. To exercise this right, the shareholder must duly notify the Company, with said notification to be received at the Company's registered office within five (5) days following publication of the call.

5.	The call supplement must be published at least fifteen (15) days prior to the date stipulated for the General Meeting. Failure to publish the call supplement within the legally stipulated term legally stipulated term will be a cause for challenging the General Meeting.

6.	Shareholders representing at least 3% of capital may present supported proposed resolutions regarding matters already included or that should be included on the agenda for the Meeting called. Exercise of this right must be by certifiable notice, which must be received at the registered office within the five (5) days following publication of the call.

7.	The Company will see to dissemination of these proposed resolutions and such documentation as may be attached thereto to the other shareholders, in accordance with the requirements of law.

8.	The Board of Directors may call an Extraordinary General Meeting of shareholders whenever it deems appropriate to do so in the Company's interests.

It must also call this Meeting when requested to do so by shareholders who own at least 3% of the share capital. The request must state the items to be discussed at the Meeting. In this case, a call must be issued to hold the General Meeting within the period stipulated in law. The Board of Directors will draw up the agenda, which must include the items mentioned in the request.

9.	The contents of this article are deemed as without prejudice to the provisions established by law for specific cases.

Article 20.- Venue and Time

1.	General Meetings will be held in the place and on the date stated in the notice, within the municipality in which the Company's registered offices are located. However, the Board of Directors will be entitled to choose a meeting venue at any other location within Spain, with the location to be stipulated in the notice.

2.	The Meeting may choose to postpone the event for one or more consecutive days, at the behest of the Board of Directors or of a group of shareholders representing at least

25% of the Company’s share capital in attendance.

3.	In exceptional circumstances, in the event of unrest that substantially hinders the proper order of the Meeting, or of any other extraordinary circumstance that temporarily impedes the normal course of the Meeting, the Chairman of the Meeting may resolve to suspend the session or move the gathering to a different venue than that stipulated in the notice, for the time period deemed necessary, for the purpose of reestablishing the conditions required to continue the Meeting. In such cases, the Chairman may take whatever measures deemed appropriate, duly notifying shareholders to ensure the safety of those in attendance and avoiding a repeat of circumstances which may newly interfere with the proper order of the meeting.

Article 21.- Quorum for the General Meeting

1.	The General Meeting will be validly constituted at first call when shareholders in attendance or represented by proxy hold at least 25% of subscribed capital with voting rights. The second call will be validly constituted regardless of the percentage of share capital in attendance.

2.	In order for the General Meeting, whether Ordinary or Extraordinary, to validly agree to issue securities where this is within its competence, suppress or limit subscription rights, increase or reduce capital, carry out a transformation, merger, spin-off, global transfer of assets and liabilities, transfer the registered office to a foreign country or make any changes to the By-laws, shareholders at first call, whether present or proxy, representing at least 50% of subscribed capital with voting rights must be in attendance. At second call, only 25% of said capital is necessary. This will be understood without prejudice to other cases set forth in Laws, in particular, specific Laws applicable to the Company.

3.	Any absences occurring after the General Meeting is officially called to order will not affect the validity of the quorum.

Article 22.- Right of Attendance1

1.	All shareholders who, individually or in a group with other shareholders, own a minimum of one thousand (1,000) shares, may attend the General Meeting physically.

1 The General Shareholders’ Meeting of CaixaBank, S.A. held on May 22, 2020 approved the amendment of article 22 of the By-Laws, being the authorization of the European Central Bank still pending. In case and as of the date such authorization is granted, this article will read as follows: 1. All shareholders who, individually or in a group with other shareholders, own a minimum of one thousand (1,000) shares, may attend the General Meeting physically or remotely via a telematic connection. 2. In order to attend the General Meeting, it will be necessary for shareholders to have registered ownership of their shares in the relevant book-entry

2.	In order to attend the General Meeting, it will be necessary for shareholders to have registered ownership of their shares in the relevant book-entry ledger at least five (5) days in advance of the date on which the General Meeting is to be held. This will not apply in any specific cases in which laws applicable to the Company establish an incompatible system. Shareholders entitled to attend in accordance with the above will be provided with the appropriate attendance card, which may only be replaced by a certificate of legitimacy to prove that the requirements for attendance have been met.

3.	The Chairman of the General Meeting is authorized to determine compliance with the requirements for attendance at the General Meeting, but may delegate this task to the Secretary.

4.	Members of the Board of Directors must attend any General Meetings, although their absence for any reason will not under any circumstances prevent the General Meeting from being validly held.

5.	The Chairman may authorize persons to attend who provide services at or to the Company. The Chairman may also invite any persons he should deem appropriate, in the terms and conditions laid down in General Meeting Regulations.

Article 23.- Right of representation2

1.	Without prejudice to attendance through appropriate means by legal entities that are shareholders, any shareholder may be represented at the General Meeting by another ledger at least five (5) days in advance of the date on which the General Meeting is to be held. This will not apply in any specific cases in which laws applicable to the Company establish an incompatible system. Shareholders entitled to attend in accordance with the above will be provided with the appropriate attendance card, which may only be replaced by a certificate of legitimacy to prove that the requirements for attendance have been met. 3. The Chairman of the General Meeting is authorized to determine compliance with the requirements for attendance at the General Meeting, but may delegate this task to the Secretary. 4. Members of the Board of Directors must attend any General Meetings, although their absence for any reason will not under any circumstances prevent the General Meeting from being validly held. 5. The Chairman may authorize persons to attend who provide services at or to the Company. The Chairman may also invite any persons he should deem appropriate, in the terms and conditions laid down in General Meeting Regulations. 6. Remote attendance at the General Meeting in real time shall be governed by the Regulations of the Annual General Meeting and by any implementing rules the Board of Directors may approve to improve upon procedural aspects, which shall include, among other matters, requirements for registering and confirming the identity of attendees, the deadline for completing the registration process ahead of the meeting, and how and when shareholders attending the General Meeting remotely via a telematic connection may exercise their rights while the meeting is in progress.

2 The General Shareholders’ Meeting of CaixaBank, S.A. held on May 22, 2020 approved the amendment of article 23 of the By-Laws, being the authorization of the European Central Bank still pending. In case and as of the date such authorization is granted, this article will read as follows: 1. Without prejudice to attendance through appropriate means by legal entities that are shareholders, any shareholder may be represented at the General Meeting by another person, even if this person is not a shareholder. The proxy must be granted specifically for each General Meeting, either in writing or via some form of remote communication that duly guarantees the identity of the principal and secure electronic communication, in accordance with the procedures established in the By-laws and the General Meeting Regulations. 2. Any shareholder wishing to be represented by proxy at the General Meeting must have registered ownership of its shares in the relevant book-entry ledger at least five (5) days in advance of the date on which the General Meeting is to be held. This will not apply in any specific cases in which laws applicable to the Company establish an incompatible system. 3. In order to attend the General Meeting physically or remotely via a telematic connection, the proxy holder must be a shareholder and/or represent one or more shareholders on a combined basis holding a minimum of one thousand (1,000) shares. 4. The Chairman of the General Meeting is authorized to determine whether proxies have been validly conferred, and may delegate this task to the Secretary. 5. If there are conflicts of interest, the provisions of law and, if applicable, the General Meeting Regulations will apply. In any event, in contemplation of the possibility that a conflict may exist, proxies may be granted subsidiarily to another person. 6. The proxy's representational authority is understood as without prejudice to legal provisions concerning cases of family representation and the granting of general powers of attorney. 7. The person, even if this person is not a shareholder. The proxy must be granted in writing specifically for each General Meeting, in accordance with the procedures established in the By-laws and the General Meeting Regulations.

2.	Any shareholder wishing to be represented by proxy at the General Meeting must have registered ownership of its shares in the relevant book-entry ledger at least five (5) days in advance of the date on which the General Meeting is to be held. This will not apply in any specific cases in which laws applicable to the Company establish an incompatible system.

3.	In order to attend the General Meeting physically, the proxy holder must be a shareholder and/or represent one or more shareholders on a combined basis holding a minimum of one thousand (1,000) shares.

4.	The Chairman of the General Meeting is authorized to determine whether proxies have been validly conferred, and may delegate this task to the Secretary.

5.	If there are conflicts of interest, the provisions of law and, if applicable, the General Meeting Regulations will apply. In any event, in contemplation of the possibility that a conflict may exist, proxies may be granted subsidiarily to another person.

6.	The proxy's representational authority is understood as without prejudice to legal provisions concerning cases of family representation and the granting of general powers of attorney.

7.	The appointment of proxies may always be revoked, and personal attendance of the party represented at the General Meeting will count as revocation.

Article 24.- Appointing Proxies and Voting through Means of Remote Communication3

1.	The appointment of a proxy for any kind of General Meeting, including, as the case may be, voting instructions, may be carried out by shareholders by post, or, provided the appointment of proxies may always be revoked, and personal attendance of the party represented at the General Meeting will count as revocation.

3 The General Shareholders’ Meeting of CaixaBank, S.A. held on May 22, 2020 approved the amendment of article 24 of the By-Laws, being the authorization of the European Central Bank still pending. In case and as of the date such authorization is granted, this article will read as follows: 1. The appointment of a proxy for any kind of General Meeting, including, as the case may be, voting instructions, must be carried out by shareholders by post, or electronic means, provided the identity of the principal and the proxy is properly guaranteed, as is the security of the electronic communications. Likewise, this can be performed by any other means of remote communication whenever decided that way by the Board. 2. Shareholders may vote on the motions concerning the items on the agenda of any General Meeting by post or e-mail, if this duly guarantees the identity of the shareholder as well as the security of electronic communications. Likewise, the vote can be issued by any other means of remote communication whenever decided that way by the Board. 3. A postal vote will be cast by sending the Company the remote voting card issued, if necessary, by the Company, duly signed and completed, or some other reliable written document that duly confirms the identity of the shareholder exercising their right to vote, as decided by the Board of Directors in the form of a resolution to that effect. 4. Voting by sending an e-mail to the Company should only be performed in appropriate conditions of security and simplicity have been ensured that the Board of Directors so decides in a resolution, subsequently notified in the call to the Meeting concerned. In this resolution, the Board of Directors will define the applicable conditions for issuing the remote vote by e-mail, necessarily including those that adequately guarantee the authenticity and identification of the voting shareholder, as well as the security of electronic communications. 5. In order to be counted as valid, a proxy granted and the vote cast through any of the remote means referred to in the previous sections must have been received by the Company forty-eight (48) hours before the time of commencement of the General Meeting on first call. The Board of Directors may reduce the required notice, and must notify this identity of the principal and the proxy is properly guaranteed, as is the security of the electronic communications. Likewise, this can be performed by any other means of remote communication whenever decided that way by the Board.

2.	Shareholders may vote on the motions concerning the items on the agenda of any General Meeting by post or by e-mail, if this duly guarantees the identity of the shareholder as well as the security of electronic communications. Likewise, the vote can be issued by any other means of remote communication whenever decided that way by the Board.

3.	A postal vote will be cast by sending the Company a document containing the vote, with the attendance card attached, likewise being able to use the remote voting card issued, if necessary, by the Company.

4.	Voting by sending an e-mail to the Company should only be performed in appropriate conditions of security and simplicity have been ensured that the Board of Directors so decides in a resolution, subsequently notified in the call to the Meeting concerned. In this resolution, the Board of Directors will define the applicable conditions for issuing the remote vote by e-mail, necessarily including those that adequately guarantee the authenticity and identification of the voting shareholder, as well as the security of electronic communications.

5.	In order to be counted as valid, a vote cast through any of the remote means referred to in the previous sections must have been received by the Company forty-eight (48) hours before the time of commencement of the General Meeting on first call. The Board of Directors may reduce the required notice, and must notify this to the same extent as in the call announcement.

6.	The Board of Directors may develop and enhance the regulations on remote voting and delegation laid down in these by/laws, establishing the instructions, means, rules and procedures it deems appropriate to implement the casting of votes and appointment of proxies through remote communication means. The procedural rules adopted by the Board of Directors by virtue of the provisions of this section will be published on the Company's website.

7.	Shareholders who cast their votes remotely in accordance with the provisions of this article will be considered present for the purposes of a quorum of the General Meeting concerned. As a result, appointments of proxies carried out before each vote will be to the same extent as in the call announcement. 6. The Board of Directors may develop and enhance the regulations on remote voting and delegation laid down in these by/laws and according to the Regulations of the General Meeting, establishing the instructions, means, rules and procedures it deems appropriate to implement the casting of votes and appointment of proxies through remote communication means. The procedural rules adopted by the Board of Directors by virtue of the provisions of this section will be published on the Company's website. 7. Shareholders who cast their votes remotely in accordance with the provisions of this article will be considered present for the purposes of a quorum of the General Meeting concerned. As a result, appointments of proxies carried out before each vote will be considered to be revoked, and appointments arranged subsequently will be assumed not to have been carried out. 8. A vote cast through means of remote communication will be voided by physical or telematic attendance of the meeting by the shareholder who cast it or by disposal of his shares brought to the knowledge of the Company.

considered to be revoked, and appointments arranged subsequently will be assumed not to have been carried out.

8.	A vote cast through means of remote communication will be voided by physical attendance of the meeting by the shareholder who cast it or by disposal of his shares brought to the knowledge of the Company.

Article 25.- Right to Information

Shareholders will have the right to information in the terms laid down in law. In the manner and within the terms laid down in law, the Board of Directors must provide the information that the shareholders request, pursuant to the stipulations therein, except in cases where this is unnecessary for the safeguarding of the shareholder’s rights, or there are objective reasons for considering this could be used for non-business aims or its publishing damages the Company or the related companies. These exceptions will not apply when the request is supported by shareholders who represent at least 25% of the share capital.

Article 26.- Chairman and Secretary of the General Meeting

1.	General Meetings will be chaired by the Chairman of the Board of Directors. In absence thereof, as may occur in the cases of vacancy, leave or impossibility, these will be chaired by the corresponding Vice-Chairman according to the order of preference. In the absence of both, the oldest Director will act as Chairman.

2.	The Secretary will be the Secretary of the Board of Directors. In the absence thereof, as may occur in the cases of vacancy, leave or impossibility, the Vice-Secretary as Secretary of the General Meeting according to the order of preference, if any, and in the absence thereof, the youngest Director.

Article 27.- List of Those Attending

1.	Before dealing with the agenda, the Secretary of the General Meeting will draw up the list of those attending, stating who each of them are or whom they represent, and the number of their own or others' shares they hold at the General Meeting.

2.	The total number of shareholders present or represented by proxy will be shown at the end of the list, together with the amount of share capital they hold or represent by proxy, and the capital belonging to shareholders with voting rights will be stated.

3.	If the list of those attending is not at the beginning of the minutes of the General Meeting, it will be attached as an annex signed by the Secretary with the approval of the Chairman.

4.	The list of those attending may also be drawn up in the form of a file, or placed on computer media. In these cases, the means used will be stated in the minutes, and the sealed cover of the file or media will bear the relevant identification note signed by the Secretary with the approval of the Chairman.

Article 28.- Deliberation and Adoption of Resolutions4

1.	The Chairman will submit the items on the agenda to deliberation and manage the discussions so that the meeting is held in an orderly manner.

2.	While the General Meeting is being held, shareholders may request information in the terms stated in article 25 above and in the General Meeting Regulations.

3.	Each share with a right to vote, present or represented by proxy at the General Meeting, entitles the owner to one vote.

4.	The shareholder cannot exercise the right to vote corresponding to its shares in cases of conflict of interests in which the Law expressly establishes such prohibition, deducting its shares from the share capital for computing the majority of the votes that in each case is necessary. In other different cases of conflict of interests, the shareholders will not be deprived of their right to vote, without prejudice of that legally established.

5.	Resolutions by the General Meeting will be passed by simple majority of the shareholders present or represented in the General Meeting, therefore being resolutions approved if there are more votes in favour than against, of the present or represented share capital. To adopt the resolutions requiring constitutional quorum reinforced according to Law and those established in article 21.2 of these By-laws, if the present or represented share capital exceeds 50% the absolute majority will be enough to adopt the resolution, but the favourable vote of at least two thirds of the present or represented capital in the Meeting will be necessary if, in second call, shareholders concur representing less than 50% of the subscribed capital with right to vote. This will be understood without prejudice to other cases set forth in Laws, in particular, specific Laws applicable to the Company.

4 The General Shareholders’ Meeting of CaixaBank, S.A. held on May 22, 2020 approved the amendment of article 28 of the By-Laws, being the authorization by the European Central Bank still pending. In case and as of the date such authorization is granted, this article will read as follows: 1. The Chairman will submit the items on the agenda to deliberation and manage the discussions so that the meeting is held in an orderly manner. 2. While the General Meeting is being held, shareholders may request information in the terms stated in article 25 above and in the General Meeting Regulations. 3. Each share with a right to vote, present or represented by proxy at the General Meeting, entitles the owner to one vote. 4. The shareholder cannot exercise the right to vote corresponding to its shares in cases of conflict of interests in which the Law expressly establishes such prohibition, deducting its shares from the share capital for computing the majority of the votes that in each case is necessary. In other different cases of conflict of interests, the shareholders will not be deprived of their right to vote, without prejudice of that legally established. 5. Resolutions by the General Meeting will be passed by simple majority of the shareholders present or represented in the General Meeting, therefore being resolutions approved if there are more votes in favour than against, of the present or represented share capital. To adopt the resolutions requiring constitutional quorum reinforced according to Law and those established in article 21.2 of these By-laws, if the present or represented share capital exceeds 50% the absolute majority will be enough to adopt the resolution, but the favourable vote of at least two thirds of the present or represented capital in the Meeting will be necessary if, in second call, shareholders concur representing less than 50% of the subscribed capital with right to vote. This will be understood without prejudice to other cases set forth in Laws, in particular, specific Laws applicable to the Company. 6. Those matters that are substantially independent should be individually voted. In all cases, although appearing in the same item of the agenda, the following resolutions shall be voted separately: a) The appointment, ratification, re-election or separation of each Director. b) In the modification of By-laws, that of each article or group of articles having their own autonomy. 7. Without prejudice of the possibility of the Chairman to use alternative systems, voting on proposals of resolutions shall generally take place in accordance with the voting procedure set out in the Regulations of the General Meeting and other applicable rules and regulations. 8. The resolutions adopted and the results of votes will be published on the Company's website as provided by law.

6.	Those matters that are substantially independent should be individually voted. In all cases, although appearing in the same item of the agenda, the following resolutions shall be voted separately:

a)	The appointment, ratification, re-election or separation of each Director.

b)	In the modification of By-laws, that of each article or group of articles having their own autonomy.

7.	The resolutions adopted and the results of votes will be published on the Company's website as provided by law.

Article 29.- Minutes of the General Meeting and Certifications

1.	The minutes of the General Meeting may be approved by the General Meeting itself after it has been held, and signed by the Chairman and Secretary and, failing this, within a period of fifteen (15) days, by the Chairman and two (2) comptrollers, one representing the majority and the other representing the minority. The minutes approved in either of these formats will be enforceable from the date on which they are approved.

2.	Certificates of the minutes will be issued by the Secretary or the Vice-Secretary of the Board of Directors with the approval of the Chairman or the Vice-Chairman, as the case may be, and the resolutions will be issued in a public deed by those authorized to do so.

3.	The Board of Directors may request that a notary public attend to draw up the minutes of the Meeting, and must do this whenever requested to do so by shareholders representing at least 1% of share capital, five (5) days in advance of the date scheduled for the Meeting. In both cases, the notary public’s attestation will not be submitted to the approval process, it will be treated as the Meeting’s minutes and the agreements contained therein can be carried out as from the date of closing.

SECTION II.- THE BOARD OF DIRECTORS

Article 30.- Board of Directors

1.	The Company will be managed and run by a Board of Directors that shall be the competent body for passing resolutions with regard to any matter, except for those that are reserved to the General Shareholders' Meetings by Law or by these By-laws.

The Board of Directors shall also approve and supervise the strategic and management guidelines that are provided in the interest of each and every one of the Group companies of which the Company is the dominant entity, in order to establish the basis for an adequate and efficient coordination between the Company and the other companies belonging to the Group. The governing bodies of each company shall be responsible for the ordinary, effective and day-to-day management and administrative duties related to their respective businesses or activities, pursuant to each company's corporate interest and the applicable regulations to each case.

2.	The Board of Directors will be governed by the applicable legal rules and by these by-laws. The Board of Directors will develop and complete these provisions through the appropriate Board of Directors' Regulations, and will inform the General Meeting of their initial approval and any subsequent modifications thereto.

Article 31.- Duties of the Board of Directors

1.	Company representation in a court of law and outside court falls to the Board of Directors acting collectively and empowered to conduct and perform all duties envisaged within the scope of the corporate object, excepting those operations that according to law are reserved for the competence of the General Meeting.

2.	The Board may also confer proxy powers to represent the Company on persons who are not members of said Board, by means of power of attorney, which will contain an itemized list of the powers granted.

3.	Notwithstanding the broad powers and faculties that the Board of Directors holds to manage and represent the Company, the Board has the functions attributed by Law and, in particular, by way of illustration and not limitation, the following:

(i)	Organizing, managing, governing and inspecting the performance of the Company’s operations and businesses, legally representing the Company in all cases in which it is necessary or advisable.

(ii)	Directing and ordering personnel policy and making decisions involving the execution of said policy.

(iii)	Representing the Company before government authorities and agencies and in courts of law, of all orders, classes and levels, without exception, submitting requests, lawsuits, defenses and counterclaims, proposing exceptions and filing any necessary appeals, and empowered to settle all manner of issues whether in court or out of court.

(iv)	Buying, selling, reclaiming, exchanging or by any other means acquiring or disposing of directly or conditionally, at a deferred, stated or installment price, all manner of real property and other assets.

(v)	In connection with Company goods, in favor of third parties or in connection with the goods of others in favor of the Company, constituting, acknowledging, accepting, executing, transferring, dividing, modifying, terminating and cancelling in part or in full pledges, rights of use and residence, easements, liens, mortgages, antichreses, censuses, surface rights, and, in general, any in rem and personal rights.

(vi)	Purchasing, subscribing, selling, pledging and otherwise encumbering, transferring or acquiring, for a stated or installment price and under conditions deemed appropriate, government securities, shares, bonds, securities, converting, exchanging or disbursing them, making statements and filing claims.

(vii)	Appointing, accepting, removing and replacing management and executive positions and representatives, in each case determining the powers and scope of said power of attorney. Entering into any public or private document necessary for the discharge of these duties.

(viii)	Representing the Company organically when the Company is a shareholder or partner in other companies, both Spanish and foreign, attending and voting at partner or shareholder meetings, both Ordinary and Extraordinary, including general meetings, exercising all rights and meeting all obligations inherent to the role of partner. Approving or challenging Company resolutions, where necessary. Attending and voting on Boards of Directors, Committees or any other Corporate Body of which the Company is a member, approving or challenging resolutions where appropriate.

(ix)	Transferring in any gratuitous fashion to the State, Autonomous Community, Province, Municipality or public legal body belonging to them, any manner of real property and other assets, government and private assets, securities, stocks and fixed income securities. Accepting any type of pure or conditional donation, including onerous ones, of any type of asset.

(x)	Offer or contract leases for all manner of assets.

(xi)	Requesting and contracting securities on the Company’s behalf from government and private banks, savings banks and other lending, financial or insurance institutions. Signing contracts for loans, credit lines and financial documents, with or without warranty of certificates or invoices for work and services rendered, and any other personal or collateral guarantee with government or private banks, savings banks and other financial credit institutions, and, in general, conducting any transactions with banking institutions and financial entities to facilitate the progress and development of the activities making up the corporate object.

(xii)	Providing guarantees on the Company’s behalf, securing and giving guarantees on behalf of others, but only as required by the nature of the corporate business, and underwriting investee companies, directly or indirectly.

(xiii)	Requesting notary documents of all kinds, introducing, accepting and challenging notifications and notary requirements. Formalizing notices on clarifications, rectifications or corrections of errors.

(xiv)	Requesting all manner of permits for building, activities, facilities or inaugurations.

(xv)	Endowing attorneys and lawyers with general powers of attorney for litigation or other special powers deemed appropriate, including powers to substitute or revoke said processes when considered necessary and suitable.

(xvi)	Performing any incidental or complementary duties to those enumerated above.

(xvii)	Supervising of the effective operation of the Committees it has formed and of the actions of the delegated bodies.

(xviii)	Effective supervision of senior management and of the executives appointed.

(xix)	Its own organization and particularly the approval and modification of its own Regulations.

(xx)	Preparation of the annual accounts and their presentation to the General Meeting.

(xxi)	Preparation of any type of report required by Law from the Board of Directors if the operation referred to in the report cannot be delegated.

(xxii)	The appointment and separation of the Director or executive Director of the Company, as well as establishing their contract conditions.

(xxiii)	The appointment and separation of the Directors that directly dependant on the Board of Directors or any of its members, as well as establishing the basic conditions for their contracts, including the remuneration.

(xxiv)	The decisions related to the remuneration of the Directors, within the framework of the By-laws and of the remuneration policy approved by the General Meeting.

(xxv)	The authorization or exemption of the obligations derived from the due loyalty of the Directors according to that established in Law

(xxvi)	The call for the General Shareholders Meeting and the preparation of the agenda and proposal of agreements.

(xxvii)	The powers that the General Meeting has delegated on the Board of Directors, except if being expressly authorized by the General Meeting to sub-delegate them.

(xxviii)	The determination of the general policies and strategies of the Company and, particularly, of the risk management and control policy, including tax risks, the corporate governance policy, the policy related to its own shares, the investment and financing policy, the corporate responsibility policy and the dividends policy. Considering its duties to define strategic and management guidelines for the companies within CaixaBank's Group, as well as to supervise and monitor the implementation of such guidelines, the Board will establish systems for communicating and exchanging the necessary information, while safeguarding the scope of each company's ordinary management and administration, pursuant to their corporate interest.

(xxix)	Monitoring, control and periodical evaluation of the corporate governance system efficiency and the adoption of adequate measures to resolve, if applicable, its deficiencies

(xxx)	The responsibility of the Company administration and management, the approval and monitoring of the strategic or business plan, as well as the application of strategic and management objectives, and its risks strategy and internal governance.

(xxxi)	Guarantee the integrity of the accounting and financial information systems, including the financial and operational control and compliance with applicable legislation.

(xxxii)	Supervise the information distribution process and the communications derived from its condition as a credit entity.

(xxxiii)	Supervision of internal information and control systems

(xxxiv)	Approval, with the pervious report from the Audit and Control Committee, of the financial information that, due to its condition as listed company, the Company should periodically make public.

(xxxv)	Approval of the annual budget

(xxxvi)	Definition of the structure of the Group of companies of which the Company is the dominant company.

(xxxvii)	Approval of all types of investments or operations that due to their elevated amounts or special characteristics are strategic or have special tax risk, except when their approval corresponds to the General Meeting.

(xxxviii)	Determination of the Company tax strategy, the approval, with the previous report from the Audit and Control Committee, of the incorporation or acquisition of shares of special purpose entities or those resident in countries or territories considered tax havens, as well as the approval of any other analogue transactions or operations that, due to their complexity, could undermine the Company and Group transparency.

(xxxix)	Approval, with the previous report from the Audit and Control Committee of the operations that the Company or companies of its group perform with Directors, in terms established by Law, or when the authorization corresponds to the Board of Directors, with shareholders holding (individually or in concert with others) a significant stake, including shareholders represented in the Board of Directors of the Company or of other companies forming part of the same group or with persons related to them (Related Party Transactions). The operations that simultaneously meet the following three characteristics will be exempt from the need of this approval:

a.	they are performed pursuant to contracts with standardized conditions and applied in mass to a large amount of clients;

b.	they are performed at prices or rates, generally established by the party acting as the provider of the relevant good or service; and

c.	their amount does not exceed one per cent (1%) of the annual revenue of the Company.

The Board of Directors cannot delegate the powers and functions contained in sections (xvii) to (xxxix), both included, or any other powers or functions that could be considered as non delegable by the applicable regulations. Nevertheless, when duly justified urgency circumstances concur, the decisions corresponding to the subjects previously classified as non delegable can be adopted by delegated persons or bodies, with the exception of those indicated in sections (xvii), (xviii) and from (xx) to (xxxii), both included, that cannot be delegated in any case.

The decisions that under urgent circumstances may be adopted by delegated persons or bodies in relation to any of the matters considered as non-delegable should be ratified in the first Board of Directors held after the adoption of the decision.

Article 32.- Composition of the Board of Directors

1.	The Board of Directors will be composed of a minimum of twelve (12) and a maximum of twenty-two (22) members whose appointment, re-election, ratification or dismissal will correspond to the General Meeting, notwithstanding the covering of vacancies by the Board of Directors by means of co-option and of the system of proportional representation that corresponds to the shareholders in the terms established in Law.

2.	The General Shareholders' Meeting is responsible for establishing the number of Directors.

3.	It is not necessary for Directors to be shareholders of the Company.

4.	The Company Board of Directors should be formed by persons that meet the necessary suitability requirements to develop their position. Particularly, they should have recognized commercial and professional honour, have adequate knowledge and experience to perform their functions and be ready to exercise good governance of the Company, in the terms established in Law.

5.	Likewise, the general composition of the Board of Directors as a body should gather sufficient knowledge, powers and experience in governing credit entities to adequately understand the Company activities, including its main risks and assure the effective capacity of the Board of Directors to take independently and anonymously decisions in benefit of the Company.

No shareholder shall be represented in the Board of Directors by a number of proprietary directors that exceeds forty percent of the total number of members of the Board of Directors, notwithstanding the proportional representation right to which the shareholders are entitled to in the terms set forth in the Law.

6.	The Directors will be qualified in accordance with the regulations in force.

Article 33.- Term of Office

1.	Directors will remain in their posts for a term of four (4) years, and may be re-elected one or more times for periods of equal length. Directors designated by co-option will hold their posts until the date of the next General Meeting or until the legal deadline for holding the General Meeting to approve the accounts for the previous financial year has elapsed, but if the vacancy was produced after having called the General Meeting and before it, the appointment by the Board to cover the mentioned vacancy will be effective until the celebration of the next General Meeting.

2.	Directors may resign from their posts, the posts may be revoked, and Directors may be re-elected one or more times for terms of equal length.

Article 34.- Remuneration of Directors

1.	The position of Director shall be remunerated.

2.	The remuneration shall consist of a fixed annual sum with a maximum amount determined by the General Shareholders’ Meeting, and which shall remain in force until the General Meeting agrees its modification.

3.	The amount established by the General Shareholders’ Meeting shall be used to remunerate all the Directors in their condition as such, and shall be distributed as deemed appropriate by the Board of Directors, following the proposal of the Remuneration Committee, both in terms of remuneration to members, especially the Chairman, according to the responsibilities, duties and position of each member and to the positions they hold in the Delegated Committees, and of the other objective circumstances considered relevant –which may turn into different remuneration amounts among the Board members-.

4.	Likewise, within the maximum limit determined by the General Meeting, as specified in paragraphs 2 and 3 above, Directors may be remunerated with Company shares or shares in another publicly traded Group company, options or other share-based instruments or of remunerations referenced to value of the shares. This remuneration must be approved by the General Shareholders’ Meeting. The resolution will specify, if applicable, the maximum number of shares that can be assigned in each year to this remuneration system, the strike price for the options or the system for calculating the year price of the share options, and the price of the shares, if applicable, taken as reference and the term for duration of the plan.

5.	Independently of the remuneration set forth above, the Directors carrying out executive duties at the Company, whatever the nature of their legal relationship, will be entitled to receive remuneration for these duties, as determined by the Board of Directors following the proposal of the Remuneration Committee, and may be either a fixed amount, a variable amount in addition to incentive schemes and benefits which may include pension plans and insurance and, where appropriate, social security payments. In addition, providing executive functions could be remunerated by means of granting shares of the Company or any other indexed Group company, granting options over the same or by other remunerations referenced to the value of the same. In the event of departure not caused by a breach of their functions, Directors may be entitled to compensation. The relationships with the Directors that have received executive functions should be established in a contract between the Director and the company regulating the mentioned relationships and specially their remunerations for all the concepts, including the insurance premiums or contribution to saving systems as well as eventual clauses for compensation for anticipated dismissal, exclusivity agreements, non post-contractual concurrence and/or permanence or loyalty, as well as the parameters for fixing the variable components. The mentioned contract should be in accordance to the remunerations policy approved by the General Meeting and should be approved by the Board of Directors with the favourable of two thirds of its members, being incorporated as an annex to the minutes.

6.	In addition, the Company will contract civil responsibility insurance for its Directors.

Article 35.- Appointment to Posts on the Board of Directors

1.	The Board of Directors will appoint from among its number, after a report from the Appointments Committee, a Chairman and one or more Vice-Chairmen.

2.	The Chairman will represent the Company on behalf of the Board and the General Meeting, and is its highest representative for the purposes of any actions of the Company or bodies in which it holds ownership interests.

3.	The Vice-Chairman will substitute the Chairman when this latter is absent, as in the case of vacancies, absence or impossibility. In the case of the appointment of additional Vice-Chairmen, in which case the duties described will fall to the First Vice-Chairman, who will be replaced in turn, if necessary, by the Second Vice-Chairman, and so on successively, and in the absence of these, by the Coordinating Director and, in case of vacancies, leave or impossibity of the Coordinating Director, by the oldest member of the Board of Directors.

4.	The Chairman, who has maximum responsibility for the efficient operation of the Board, will be responsible for providing support to the Board in the performance of its powers and for promoting the coordination with its Committees in order to guarantee the best performance of the Board's functions, and, amongst others, will carry out the following powers, notwithstanding those of the Chief Executive Officer and any powers of attorney or representations by proxy that have been established:

(i)	Represent institutionally the Company and any entities dependent on the Company, without prejudice to the functions attributed in this area to the Board of Directors.

(ii)	Chair and direct General Shareholders' Meetings, establishing limits on remarks for and against all proposals and also establishing their duration.

(iii)	Call, fix the agenda and chair meetings of the Board of Directors, directing the discussions and deliberations, with the same powers as stipulated in the preceding paragraph. He may also enact any resolutions by this body, with no need for any special delegation format.

(iv)	Ensure that the Directors receive in advance sufficient information to deliberate about the points of the agenda and stimulate the debate and active participation of the Directors during the sessions, safeguarding their free taking of position.

(v)	He holds the casting vote in the event of a tie during meetings of the Board of Directors over which he presides.

(vi)	Act on behalf of the Company vis-à-vis corporate bodies and other bodies in the sector, pursuant to the provisions of these By-laws.

(vii)	Authorize the minutes, certifications and other documents concerning resolutions by the General Meeting, the Board of Directors and, where applicable, any Committees he chairs, and act on behalf of the Company to implement such resolutions vis-à-vis regulatory bodies, notwithstanding attributions to other bodies.

(viii)	Be responsible for the official signature of the Company, and thus sign on behalf of the Company, following any agreements that are necessary for legal or statutory reasons, contracts, accords or other legal instruments with public bodies and other entities.

(ix)	Ensure compliance with current legal stipulations, the precepts of these By-laws and of the Regulations and resolutions by the collegiate bodies over which he presides.

(x)	Official representation of the Company vis-à-vis authorities, entities and third-party Spanish or foreign bodies. He may delegate this representative function to other members of the Board, to the Chief Executive Officer, or to a member of the Company's management staff.

5.	Upon receipt of the relevant report from the Appointments Committee and with the abstention of the executive directors, the Board of Directors shall appoint a Coordinating Director, that shall be one of the independent directors, who will have the powers attributed to such position by these By-Laws and the Regulations of the Company's Board of Directors. In any event, when the Chairman of the Board has the status of executive director, the Board of Directors shall necessarily appoint a Coordinating Director who will have the powers set forth by the Law.

6.	The Board will appoint a Secretary and may appoint a Vice-Secretary, after a report from the Appointments Committee, who need not be Directors. The Secretary will attend Board meetings with the right to speak but not to vote, unless he is a Director.

7.	The Vice-Secretary, if any, will replace the Secretary if the latter is not present, as may occur in cases of vacancy, leave or impossibility and, unless the Board decides otherwise, may attend meetings of the Board of Directors to assist the Secretary. The Board may also appoint more than one Vice-Secretary, in which case the duties described will fall to the First Vice-Secretary, who will be replaced in turn by the Second Vice-Secretary in the case of this latter also not being present, like in the cases of vacancy, impossibility or leave, and so on successively, and if none of these are present, like in the mentioned cases, by the youngest member of the Board of Directors.

8.	The separation of the Secretary and the Vice-secretary will likewise require a previous report from the Appointments Committee.

9.	Among others, the following functions, correspond to the Secretary of Board of Directors:

a)	Call the Board, executing the decision of the Chairman.

b)	Keep the documentation of the Board of Directors, making note in the book of minutes of the sessions and giving testimony of its contents and the adopted resolutions.

c)	Ensuring that the actions of the Board of Directors are in line with applicable regulations and comply with the Corporate By-laws and other internal regulations.

d)	Assist the chair so that all the Directors receive the relevant information for exercising their functions with sufficient advance and in adequate format.

10.	The Board of Directors, in consideration of the special relevance of its mandate, may appoint as Honorary Chairmen persons who have held the position of Chairman of the Board, and may attribute to them duties of honorific representation of the Company and for such acts as are expressly entrusted to them by the Chairman of the Board. Honorary Chairmen may exceptionally attend Board meetings when invited to do so by the Chairman and, in addition to the duties of honorific representation, will give advice to the Board and its Chairman, and will assist in maintaining the best possible relations of shareholders with the Company’s governing bodies and among the shareholders themselves. The Board of Directors will make available to Honorary Chairmen such technical, material and human resources as it deems appropriate to enable them to perform their duties in the most adequate terms, and through the most appropriate formulae.

Article 36.- Meetings of the Board of Directors

1.	The Board of Directors will meet as often as necessary to carry out its duties effectively and, at least, eight (8) times a year, with one meeting being held at least every quarter. The Board of Directors must also meet when requested to do so by at least two (2) of its members or one of the independent Directors, in writing addressed to the Chairman indicating the agenda. In this case, the meeting of the Board of Directors will be called by the Chairman, through any written means addressed personally to each Director, to be held within fifteen (15) days following the request at the registered office. One month having elapsed after the date of receipt of the request without the Chairman having issued a call of the Board of Directors, without need of a justifying cause, and provided that the request is supported by at least one third of the members of the Board of Directors, a meeting of the Board may be called by the Directors who requested it if they constitute at least one third of the members of the Board.

2.	Meetings will be called by letter, fax, telegram, e-mail, or any other means allowing acknowledgment of receipt, and will be authorized by the signature of the Chairman, or that of the Secretary or Vice-Secretary by order of the Chairman. Notice will be sent with prior notice of at least forty-eight (48) hours, unless an emergency situation exists and is accepted by the Board when it meets.

3.	Notwithstanding the foregoing, the meeting of the Board of Directors will be considered to be validly held without any need for a call if all its members, present or represented by proxy, unanimously agree to the meeting and to the items to be discussed on the agenda.

4.	Meetings will normally take place at the Company's registered office, but may also be held at another location determined by the Chairman, who may authorize Board meetings to be held with simultaneous attendance at various locations connected by audiovisual or telephonic means, provided the recognition of those attending and real-time interactivity and intercommunication, and thus unity of action, can be guaranteed.

In the case one or more of the Directors were in the registered offices, the meeting will be deemed held in the registered offices. If that were not the case, the meeting will be deemed held where the chairing Director is located.

5.	The Board of Directors may also adopt its resolutions in writing without actually holding a meeting, if no Directors object to this procedure, pursuant to the legislation in force.

Article 37.- Procedures for Meetings

1.	There will be a valid quorum at Board meetings when the majority of its members attend in person or represented by another Director.

2.	The Directors should attend the meetings that are called in person. Notwithstanding the above, the Directors can grant their proxy in another Director. The non-executive Directors can only grant their proxy to another non-executive Director, although the independent directors, are only entitled to grant their proxy in favour of another independent director.

3.	The Chairman will manage the debates, give the floor to speakers, and direct the votes.

4.	Resolutions will be adopted by an absolute majority of the Directors attending the meeting in person or represented by proxy, except in cases where the law or these by-laws stipulate qualified majorities. In any event, when a shareholder is represented on the Board by more than one proprietary director, proprietary directors representing such shareholder shall abstain from participating in the deliberation and voting of the agreements for the appointment of independent directors by co-option and with regard to the appointment proposals of independent directors made to the General Shareholders Meeting.

Article 38.- Minutes of Board Meetings and Certificates

1.	The Board's discussions and resolutions will be recorded in the minutes and written or copied into a minutes book, and will be signed by the Chairman or the Vice-Chairman, as the case may be, and by the Secretary or Vice-Secretary.

2.	The minutes will be approved by the Board of Directors at the end of the meeting or immediately afterwards, unless the immediate nature of the meetings does not permit this, in which case they will be approved at a subsequent meeting. The minutes may also be approved by the Chairman, the Secretary and two (2) Directors attending the Board meeting to which the minutes refer, who are designated by the Board itself at each meeting.

3.	In order to facilitate the implementation of resolutions and, as the case may be, their recording in a public deed, the minutes may be partially approved, and each of the approved sections may contain one or more resolutions.

4.	Certificates of the minutes will be issued by the Secretary of the Board of Directors, or by the Vice-Secretary with the approval of the Chairman or the Vice-Chairman, as the case may be.

SECTION III.- DELEGATION OF POWERS, BOARD COMMITTEES

Article 39.- Delegation of Powers

1.	The Board of Directors may appoint, from among its number, an Executive Committee and one or more Chief Executive Officers, determining the persons who should hold such posts and how they should act. It may delegate to them all its powers that are not non-delegable in Law, in that foreseen in these By-laws and in the Board Regulations.

2.	The permanent delegation of any power by the Board of Directors in any of its Directors, or in the Executive Committee, and the designation of the Directors that have to occupy such positions, will require the favourable vote of two thirds of the members of the Board.

3.	The Executive Committee will be governed pursuant to the law, these By-laws and the Regulations of the Company's Board of Directors, and quorum will be valid when the majority of its members are in attendance, either in person or represented by proxy.

The resolutions passed by this Committee will be adopted by a majority of the members in attendance, either in person or represented by proxy.

4.	Notwithstanding the mentioned delegations, the Board of Directors may also appoint and revoke representatives or attorneys-in-fact.

Article 40.- Audit and Control Committee, risk Committee, Appointments Committee and Remuneration Committee

1.	In all cases, the Board of Directors will designate from within its members an Audit and Control Committee, a Risk Committee, an Appointments Committee and a Remuneration Committee, and can create other Committees formed by Directors with the functions they consider opportune.

2.	The previously mentioned Committees will be governed by that established in Law, in these By-laws and in the Company Board of Directors Regulations.

3.	The Audit and Control Committee:

a)	The Board of Directors will create from among its members an Audit and Control Committee composed of a minimum of three (3) and a maximum of seven (7) members that must be non-executive Directors. The majority of the members of the Audit and Control Committee will be independent Directors, and one (1) of them will be appointed on the basis of knowledge and experience of accounting or auditing, or both. The members of the Audit and Control Committee as a whole must have the relevant technical knowledge with regard to the entity’s business. In any case, they shall be appointed by the Board of Directors.

b)	The Chairman of the Audit and Control Committee shall be appointed by the Committee itself from among the independent Directors forming part of the same and must be replaced every four (4) years. He/she may be reappointed once one (1) year has elapsed from the time he/she ceased to be Chairman.

c)	The number of members, the responsibilities and the operating rules of this Committee will be included in the Board of Directors’ Regulations, and must encourage its independent operation.

d)	Notwithstanding the other functions attributed in Law, these By-laws, the Board Regulation or others that could be assigned by the Board of Directors, the Audit and Control Committee will have, at least, the following basic functions:

(i)	Informing the General Meeting concerning the issues raised in relation to those matters of its responsibility and, in particular, about the audit results, explaining the audit’s contribution to the integrity of the financial reporting and the role undertaken by the Committee in this process.

(ii)	Overseeing the effectiveness of the Company’s internal control environment, internal audit and risk management systems, and discussing with the auditor of accounts any significant weaknesses in the internal control system identified during the course of the audit, all without jeopardising its independence. For such purposes, where the case may be, they may submit recommendations or proposals to the Board of Directors and the corresponding follow-up periods.

(iii)	Overseeing the process for preparing and submitting regular prescriptive financial information and submitting recommendations or proposals to the Board of Directors with the purpose of safeguarding its integrity.

(iv)	Making proposals to the Board of Directors concerning the selection, appointment re-election and replacement of the accounts auditor, being responsible for the selection process in accordance with legislation applicable to the Company, as well as the contracting conditions sand regularly recompile from him/her information about the auditing plan and its progress, as well as maintaining independence while exercising his/her functions.

(v)	Establishing appropriate relationships with the external auditor in order to receive information, for examination by the Audit and Control Committee, on matters which may threaten their independence and any other matters relating to the audit process and, where the case may be, the authorisation of any services other than those that are prohibited, under the terms set forth in the applicable regulations in relation to their independence, and any other communications provided for in audit legislation and audit regulations.

In any event, on an annual basis the Committee must receive from the external auditors the declaration of their independence vis-à-vis the Company or entities related to it directly or indirectly, in addition to detailed, personalised information on additional services of any kind rendered and the corresponding fees perceived from these entities by the external auditor or persons or entities related to it as stipulated by the regulations governing auditing activity.

(vi)	Issuing annually, prior to the audit report, a report containing an opinion regarding whether the independence of the auditor has been compromised. This report must contain in all cases the reasoned evaluation of providing each and all of the additional services referred to in the preceding section, individually considered and as a group, different to the legal audit and related to the independence or the regulations governing auditing activity.

(vii)	Previously, report, to the Board of Directors about any matters established in the Law, these By-laws and in the Board Regulations and particularly, about:

a)	the financial information that the company should periodically make public.

b)	the creation or acquisition of shares in entities with special purposes or resident in countries or territories considered as tax havens, and

c)	related-party transactions.

e)	That established in sections (iv), (v) and (vi) of the previous section are understood notwithstanding the regulatory account auditing regulations.

f)	Quorum will be valid for the Audit and Control Committee when a majority of its members attend in person or are represented by proxy.

The resolutions passed by this Committee shall be passed by a majority of the members attending in person or represented by proxy.

g)	The Audit and Control Committee should prepare a report about its activity in the year that will be the base among others, as the case may be, for evaluation of the Board of Directors.

4.       The Risk Committee:

a)	The Board of Directors will create from among its members a Risk Committee formed by members of the Board of Directors who do not perform executive functions and that have the opportune knowledge, capability and experience to fully understand and control the risk strategy and risk propensity to risk of the Company, in the amount considered by the Board of Directors, with a minimum of three (3) and a maximum of six (6) members, the majority of whom shall be independent directors..

b)	The Chairman of the Risk Committee will be designated by the Committee itself from among the independent Directors forming part of the same.

c)	The amount of members, the powers and the operational regulations of the Committee will be developed in the Board of Directors Regulation, and should favour the independence of its operation.

d)	Notwithstanding the other function attributed in Law, these By-laws, the Board of Directors regulation or other functions that could be assigned by the Board of Directors, the Risk Committee will have the following basic functions:

(i)	Assess the Board of Directors about the current and future global propensity to risk of the Company and its strategy in this field, reporting about the risk appetite, assisting in ensuring the application of that strategy, making sure that the Group actions are consistent with the level of tolerance of the previously decided risk and monitoring the suitability level of the assumed risks to the established profile.

(ii)	Proposing the Group Risks Policy to the Board, which should particularly identify:

a)	the different types of risk (operational, technological, financial, legal an reputational, among others) which the Company faces, including the contingent liabilities and others not in the balance.

b)	the information and internal control systems that will be used to control and manage the mentioned risks.

c)	fixing the risk level considered acceptable by the Company; and

d)	the foreseen measures to mitigate the impact of the identified risks in the case that these materialized.

(iii)	Ensure that price policy of assets and liabilities offered to the clients fully takes into account the business model and risk strategy of the Company, Otherwise, the Risk Committee will present to the Board of Directors a plan for tackling it.

(iv)	Determine, together with the Board of Directors, the nature, quantity, format, and frequency of the information about risks that the Board of Directors should receive and establish that to be received by the Committee.

(v)	Regularly revise expositions with main clients, economic activity sectors, geographical areas and types of risk.

(vi)	Examine the information and risk control processes as well as the information system and indicators that should allow:

a)	the suitability of the structure and operation of risk management in the entire Group;

b)	knowing the risk exposition in the Group to evaluate if it adapts to the profile decided by the institution;

c)	have sufficient information for precisely knowing about the risk exposition for taking decisions, and;

d)	adequate operation of the policies and procedures mitigating operational risks.

(vii)	Evaluate the regulatory compliance risk in the field of application and decision, understanding how risk management of legal or regulatory sanctions, financial, material ort reputational losses that the Company may sustain as a result of non-compliance of laws, regulations, ruling standards and codes of conduct, detecting any risk of non-compliance and, monitoring the same and examining possible deficiencies with deontology principles.

(viii)	Report about new products and services or of significant changes in the existing ones, in order to determine:

a)	the risks faced by the Company with the emission of the same and their commercialization on the markets, as well as the significant changes in already existing ones;

b)	information and internal control systems for managing and controlling these risks;

c)	corrective measures to limit impact of the identified risks, in the case that they materialize; and

d)	adequate means and channels for their commercialization in order to minimize reputational and defective commercialization risks.

(ix)	Collaborate with the Remuneration Committee to establish rational remuneration policies and practices. To this effect, the Risk Committee will examine, notwithstanding the functions of the Remuneration Committee, if the policy for incentives foreseen in the remuneration systems take into consideration the risk, capital and liquidity and the probability and opportunity of the benefits.

The delegated Risk Committee may have access to the information about the risk situation of the Company so it can adequately carry out its functions and, if necessary, specialized external assessment, including that of the external auditors and regulatory bodies.

e)	The Risk Committee will be validly formed when the majority of its members concur in person or by representation.

The majority of the concurrent members, present or represented, will adopt the agreements taken by the mentioned Committee.

f)	The Risk Committee will prepare a report about its activity in the year that will serve as a base among others, as the case may be, for evaluation of the Board of Directors.

5.       The Appointments Committee:

a)	The Appointments Committee will be exclusively formed by Directors who do not perform executive functions, in the amount determined by the Board of Directors, with a minimum of three (3) and maximum of five (5) members. The members of the Appointments Committee will be appointed by the Board of Directors at the proposal of the Audit and Control Committee, and the majority of whom shall be independent Directors.

b)	The Committee itself from among the independent Directors forming part of the same will designate the Chair of the Appointments Committee.

c)	The amount of members, the powers and the operational regulations of the mentioned Committee will be developed in the Board of Directors Regulation and should favour the independence of its operations.

d)	Notwithstanding the other functions attributed in Law, these By-laws, the Board Regulations, or other functions that may be assigned by the Board of Directors, the Appointments Committee will have the following basic responsibilities:

(i)	Evaluate and propose to the Board of Directors the evaluation of the necessary powers, knowledge, diversity and experience of the Board of Directors members and the key personnel of the Company.

(ii)	Propose to the Board of Directors the appointment of independent Directors for their designation by co-option of for their submission to the General Shareholders Meeting, as well as the proposals for re-election or separation of the mentioned characters by the General Meeting.

(iii)	Report the proposals for appointment of the remaining Directors for their designation by co-option of for their submission to the decision of General Shareholders Meeting as well as the proposals for their re-election or separation by the General Shareholders Meeting.

(iv)	Report the appointment and, if applicable, dismissal of the Coordinating Director, and of the Secretary, and the Vice-secretaries of the Board, for their submission for the approval of the Board of Directors.

(v)	Evaluate the profile of the most suitable persons to form part of the Committees other than the Appointments Committee itself, according to the knowledge, aptitudes, experience of the same, and present the corresponding proposals to the Board for the appointment of the members of the Committees other than the Appointments Committee itself.

(vi)	Report the proposals for appointment or separation of the senior management, being able to make the mentioned directly when this is for senior Directors that due to their functions either for control, either for support to the Board or its Committees, the Committees consider that it should take the mentioned initiative. Propose, if it considers opportune, basic conditions in the contracts of senior Directors, outside of the remunerative aspects, and report them when it is established.

(vii)	Examine and organize, where appropriate, under the coordination of the Coordinating Director, and in collaboration with the Chairman of the Board of Directors, the succession of the Chairman, as well as examine and organize, in collaboration with the Chairman of the Board, the first executive of the Company and, if applicable, prepare proposals to the Board of Directors so that the mentioned succession is produced in an orderly and planned manner.

(viii)	Notify the Board about the questions of diversity of gender, ensuring that the selection procedures of its members favour the diversity of experiences, knowledge, and facilitates the selections of female Directors, and establish an objective of representation of the gender less represented in the Board of Directors as well as preparing the guidelines of how that objective should be reached.

(ix)	Periodically evaluate, and at least once a year, the structure, the size, the composition and action of the Board of Directors and of its Committees, its Chair, Executive Director and Secretary, making recommendations to the same about possible changes, led by the Coordinating Director, when applicable, with regard to the evaluation of the Chairman. Evaluate the composition of Board of

Directors, as well as its tables of replacements for an adequate prevision of the transactions.

(x)	Periodically evaluate, and at least once a year the suitability of the diverse members of the Board of Directors and of this latter as a group, and consequently notify the Board of Directors,

(xi)	Periodically revise the Board of Directors policies regarding the selection and appointment of senior management members and make recommendations.

(xii)	Consider the suggestions it receives from the Chair, the members of the Board, the Directors or shareholders of the Company.

(xiii)	Supervise and control the good performance of the corporate governance system of the Company, making, if applicable, any proposals it considers necessary.

(xiv)	Supervise the independency of the independent Directors,

(xv)	Propose to the Board of Directors the Annual Corporate Governance Report.

(xvi)	Supervise the action of the Company related to the corporate social responsibility and present to the Board the proposals it considers opportune in this matter.

(xvii)	Evaluate the balance of knowledge, powers, capabilities, diversity and experience of the Board of Directors and define the necessary functions and aptitudes to cover each vacancy, evaluating the specific time and dedication needed to develop the position efficiently.

The Appointments Committee can use the resources it considers appropriate to develop its functions, including external assessment, and can have adequate funds for this.

e)	The Appointments Committee will be validly formed when the majority are concurrent in person or by representation.

The agreements taken by the mentioned Committee will be adopted by the majority of the concurrent members, present or represented.

f)	The Appointments Committee will prepare a report about its activity during the year that will serve as a base among others, as the case may be, for evaluation of the Board of Directors.

6.       The Remuneration Committee:

a)	The Remuneration Committee will be exclusively formed by Directors not performing executive functions, in the amount determined by the Board of Directors, with a minimum of three (3) and a maximum of five (5) members. The majority of the members of the Remuneration Committee shall be independent directors.

b)	The Committee itself from among the independent Directors forming the same will designate the Chair of the Remuneration Committee.

c)	The amount of members, the powers and the operational regulations of the mentioned Committee will be developed in the Board of Directors Regulations, and should favour the independence of its operations.

d)	Notwithstanding the other functions attributed in Law, these By-laws, the Board of Direction Regulation, or others that may be assigned by the Board of Directors, the Remuneration Committee will have the following basic responsibilities:

(i)	Prepare the decisions related to the remunerations and, particularly, report and propose to the Board of Directors the remunerations policy, the system and amounts of the yearly remunerations of the Directors and Senior Directors as well as the individual remuneration of the executive Directors and Senior Directors, and the other conditions of their contracts, especially of economic type and notwithstanding the powers of the Appointments Committee in that referring to the conditions that this latter had proposed and outside of the remuneration aspect, understanding as Senior Directors for the effects of these By-laws, the general Directors or whoever develop senior management functions under direct dependency of the Board, of Executive Committees or of the Executive Director and, in all cases, the internal auditor of the Company.

(ii)	Ensure by observance of the remunerations policy of Directors and Senior Directors as well as reporting about the basic conditions established in the contracts subscribed with these,

(iii)	Report and prepare the general remunerations policy of the Company and especially the policies referring to the categories of personnel whose professional activities significantly affect the Company risk profile, and to those who have the objective of avoiding or managing conflictive interests with Company clients.

(iv)	Analyze, prepare and revise the remuneration programmes weighing-up their adaptation and their performance and ensuring they are observed.

(v)	Propose to the Board the approval of the reports or remuneration policies that this latter has to submit to the General Shareholders Meeting as well as reporting to the Board about the proposals related to remuneration that if applicable this latter will propose to the General Meeting.

(vi)	Consider the suggestions it receives from the Chair, the members of the Board, the Directors or the Company shareholders.

e)	The Remuneration Committee will be validly formed when the majority of its members concur in person or by representation.

The agreements taken by the mentioned Committee will be adopted by the majority of the concurrent members, present or represented.

f)	The Remuneration Committee will prepare a report about its activity during the year that will serve as a base among others, as the case may be, for evaluation of the Board of Directors.

TITLE VI.- BALANCE SHEETS

Article 41.- The Company's Financial Year

The Company's financial year will be the same as the calendar year, and will therefore commence on January 1 and end on December 31 each year.

Article 42.- Accounting documents

1.	The Company must keep orderly accounts appropriate to its business which permit chronological monitoring of transactions and the preparation of inventories and balance sheets.

2.	The accounting books will be legally stamped by the Companies Registry for the location of the registered offices.

Article 43.- Annual Accounts

1.	Within a maximum period of three (3) months from the end of the financial year, the Board of Directors must draw up the Annual Accounts, the Management Report and the proposal for allocation of results, and also the Consolidated Annual Accounts and Management report, when applicable.

2.	The Annual Accounts will include all the documents stipulated by legislation in force. These documents, which form a unit, must be drawn up clearly and show a true and fair view of the Company's net equity, financial situation and results in accordance with legal provisions. The Annual Accounts and Management Report must be signed by all the Company's Directors. If the signature of any of them was missing, this will be indicated on the documents where it is missing, with express indication of the cause.

3.	Once the General Meeting has been called, any shareholder may immediately obtain from the Company free of charge the documents that are to be submitted for its approval, in addition to the auditors’ report.

Article 44.- Management Report

The Management Report shall contain the statements and content required by prevailing legislation.

Article 45.- Auditors

1.	The Annual Accounts and the Management Report must be reviewed by the Auditors. Auditors will have at least one month to issue their report from the date on which the Board of Directors delivers the accounts to them.

2.	The persons performing the audit of the Annual Accounts will be appointed by the General Meeting before the end of the year to be audited, for a specific term, which may not be less than three years or exceed nine years, from the date of commencement of the first year under audit. This is notwithstanding their reappointment under the terms provided for in law.

3.	The General Meeting may appoint one or several individuals or legal entities which will act jointly. When the chosen parties are individuals, the General Meeting will appoint an equivalent number of substitutes for the auditors.

4.	The General Meeting may not dismiss the auditors until the period for which they were appointed ends, unless it finds just cause.

Article 46.- Approval of the Annual Accounts

1.	The Annual Accounts will be submitted to the General Shareholders' Meeting for approval.

2.	When the Annual Accounts have been approved, the General Meeting will decide the allocation of results for the financial year.

3.	Dividends may only be paid out against profit for the financial year or freely available reserves, if the requirements laid down in law and in the By-laws have been met and the net book value of equity is not, or as the consequence of payment of the dividends is not, lower than the share capital. If losses were made in previous years which made the Company's net equity worth less than the share capital, the profit will be used to offset the losses.

4.	If the General Meeting agrees to distribute dividends, it will determine the time and method of payment. Determination of these issues may be delegated to the Board of Directors, as may any other issues that may be necessary or appropriate in order to carry out the resolution.

The General Meeting may resolve to issue a dividend partially or wholly paid in kind, provided the securities to be distributed as dividends:

(i)	are like-for-like securities; and

(ii)	are admitted for trading on an officially recognized market, at the time the resolution takes effect.

5.	The Board of Directors may agree to pay out sums on account of dividends, with the limitations of and in accordance with the requirements laid down in law.

Article 47.- Filing the Annual Accounts

In the month following approval of the Annual Accounts, they will be filed along with the other documentation required by law and with the appropriate certification demonstrating such approval and allocation of profits, so that they may be filed with the Commercial Registry, all in the manner determined by law.

TITLE VII.- DISSOLUTION AND LIQUIDATION

Article 48.- Grounds for dissolution

The Company will be dissolved:

(a)	following a resolution by the General Shareholders' Meeting called expressly for this purpose, adopted in accordance with these by-laws; and

(b)	in any of the other cases stipulated in law.

Article 49.- Liquidation

1.	The same General Meeting that agrees to dissolve the Company will determine the terms of liquidation, which must be conducted by the liquidators appointed for this purpose by the General Meeting.

2.	From the date on which the Company declares itself in liquidation, the Board of Directors will lose its powers of representation to draw up new contracts or undertake new obligations, and the liquidators shall assume the duties contemplated by law.

3.	The procedures for liquidation, division of assets and registry de-listing will follow applicable law and implementing regulations.

TITLE VIII.- DISQUALIFICATIONS

Article 50.- Prohibitions and Disqualifications

Persons that are disqualified within the scope and under the conditions of legislation in force at any time may not occupy positions in the Company or carry out their functions, as the case may be.

FINAL PROVISION

No more than half of the executive directors should be appointed from amongst the proprietary directors representing a same shareholder, neither amongst directors who are current or past members of the governing bodies or senior management of a shareholder holding, or having held, control of the Company, unless three (3) or five (5) years, respectively, have elapsed since the termination of such relationship.